Exhibit 10.47
RECEIVABLES SALE AGREEMENT
OCWEN LOAN SERVICING, LLC,
as initial Receivables Seller (prior to the respective MSR Transfer Dates), as a Subservicer (on and after the respective MSR Transfer Dates) and as Servicer (prior to the respective MSR Transfer Dates)

and

HLSS HOLDINGS, LLC,
as Receivables Seller and as Servicer (on and after the respective MSR Transfer Dates)

and

NRZ ADVANCE FACILITY TRANSFEROR 2015-ON1 LLC,
as Depositor

Dated as of August 28, 2015
NRZ ADVANCE RECEIVABLES TRUST 2015-ON1
ADVANCE RECEIVABLES BACKED NOTES, ISSUABLE IN SERIES

TABLE OF CONTENTS
Page
Section 1.Definitions; Incorporation by Reference.    4
Section 2.Transfer of Receivables.    7
Section 3.OLS’s and HLSS’s Acknowledgment and Consent to Assignment.    10

tion 4.	Representations and Warranties of OLS, as Servicer (prior to the respective MSR Transfer Dates) and as Initial Receivables Seller. 11
Section 5.Representations, Warranties and Certain Covenants of HLSS, as Servicer (on and after the respective MSR Transfer Dates) and as Receivables Seller.    17
Section 6.Termination.    25
Section 7.General Covenants of OLS, as Initial Receivables Seller (for certain Designated Servicing Agreements prior to the final MSR Transfer Date) and Servicer (for certain Designated Servicing Agreements prior to the final MSR Transfer Date).    26
Section 8.General Covenants of HLSS, as Receivables Seller and Servicer (on and after the respective MSR Transfer Dates).    28
Section 9.Grant Clause.    32
Section 10.Conveyance by Depositor; Grant by Issuer.    33
Section 11.Protection of Indenture Trustee’s Security Interest in Trust Estate.    33
Section 12.Indemnification by OLS.    33
Section 13.Indemnification by HLSS.    35
Section 14.Miscellaneous.    37

Schedule 1-A    Form of Assignment of Advance Receivables
Schedule 1-B    Form of Assignment of Receivables
Schedule 2    Subserviced Servicing Agreements
Exhibit A    Form of Subordinated Note

RECEIVABLES SALE AGREEMENT
This RECEIVABLES SALE AGREEMENT (as it may be amended, supplemented, restated or otherwise modified from time to time, this “Agreement”) is made as of August 28, 2015 (the “Closing Date”), by and among Ocwen Loan Servicing, LLC, a limited liability company organized under the laws of the State of Delaware (“OLS”), as initial receivables seller (prior to the respective MSR Transfer Dates), as a subservicer (on and after the respective MSR Transfer Dates), as servicer (prior to the respective MSR Transfer Dates), HLSS Holdings, LLC, a limited liability company organized under the laws of the State of Delaware (“HLSS”), as receivables seller and as servicer (on and after the respective MSR Transfer Dates) and as subservicer with respect to the Homeward Designated Servicing Agreements (defined below) and NRZ Advance Facility Transferor 2015-ON1 LLC, a limited liability company organized under the laws of the State of Delaware, as depositor (the “Depositor”).
RECITALS
A.The Depositor is a special purpose Delaware limited liability company.
B.OLS is the “Servicer” under certain pooling and servicing agreements, sale and servicing agreements, and servicing agreements (each, as may be amended, supplemented, restated, or otherwise modified from time to time, a “Servicing Agreement” and, collectively, the “Servicing Agreements”). OLS has sold the economics associated with the servicing rights under the Designated Servicing Agreements to HLSS, which is wholly owned by New Residential Investment Corp., as further described in paragraphs C. and D. below. In addition, with respect to the Servicing Agreements identified on Schedule 2 attached hereto (the “Homeward Designated Servicing Agreements”), Homeward has sold the economics associated with its servicing rights and all Receivables generated by Homeward prior to the time of such sale, under any Homeward Designated Servicing Agreements to OLS, and has hired OLS as a subservicer under such Homeward Designated Servicing Agreements (each, as may be amended, supplemented, restated, or otherwise modified from time to time, a “Subserviced Servicing Agreement” and, collectively, the “Subserviced Servicing Agreements”). OLS, and not Homeward, has generated and shall generate all Receivables with respect to such Subserviced Servicing Agreements after the dates on which OLS acquired such economics and Receivables from Homeward (it being understood that any Receivables generated instead by Homeward after such sales will not be eligible for sale under the Transaction Documents barring an amendment thereto). Certain Servicing Agreements and Subserviced Servicing Agreements will be designated as described herein for inclusion under this Agreement, the Receivables Pooling Agreement (as defined below) and the Indenture (as defined below) (each, as may be amended, supplemented, restated, or otherwise modified from time to time, a “Designated Servicing Agreement” and, collectively, the “Designated Servicing Agreements”).
C.Prior to the MSR Transfer Date with respect to any Designated Servicing Agreement, OLS shall continue to (i) be the “Servicer” under such Designated Servicing Agreement, (ii) have the obligation to make the required Advances under such Designated Servicing Agreement, and (iii) have the right to collect the related Receivables in reimbursement of such Advances. Prior to the related MSR Transfer Date, upon its disbursement of an Advance pursuant to a Designated Servicing Agreement (including the Subserviced Servicing Agreements), OLS, as servicer, becomes the beneficiary of a contractual right to be reimbursed for such Advance in accordance with the terms of the related Designated Servicing Agreement (including the Subserviced Servicing Agreements) in accordance with the terms of the Purchase Agreement (as defined below). In accordance with the Purchase Agreement, immediately, upon their creation, OLS shall sell the related Receivables to HLSS for cash purchase prices equal to 100% of their respective Receivable Balances pursuant to this Agreement as described in Paragraph G below, and HLSS shall sell and/or contribute the Receivables it acquired from OLS, to the Depositor as described in Paragraph H below.
D.On any date on or after April 7, 2017, if all required consents and ratings agency letters required for a formal change of the named servicer under a Designated Servicing Agreement from OLS to HLSS shall have been obtained, OLS shall transfer to HLSS all of the servicing rights and obligations under such Designated Servicing Agreement (the “MSR Transfer Date”) pursuant to the Master Servicing Rights Purchase Agreement, dated as of October 1, 2012, as supplemented from time to time by related Sale Supplements, each by and between OLS and HLSS (as may be amended, supplemented, restated, or otherwise modified from time to time and including any future sale supplements, the “Purchase Agreement”). Following the MSR Transfer Date for any Designated Servicing Agreement, HLSS shall be the “Servicer” under such Designated Servicing Agreement, and HLSS shall thereafter (i) be the “Servicer” under such Designated Servicing Agreement, (ii) have the obligation to make the required Advances under such Designated Servicing Agreement, and (iii) have the right to collect the related Receivables in reimbursement of such Advances. Upon its disbursement of an Advance pursuant to a Designated Servicing Agreement, HLSS, as servicer (on and after the related MSR Transfer Date), becomes the beneficiary of a contractual right to be reimbursed for such Advance in accordance with the terms of the related Designated Servicing Agreement. OLS will initially be engaged by HLSS as subservicer for all of the Designated Servicing Agreements as to which the related MSR Transfer Date has occurred under a subservicing agreement pursuant to the Purchase Agreement and any related agreements and documents thereunder (as may be amended, supplemented, restated or otherwise modified from time to time, a “Subservicing Agreement”). Other subservicers may be appointed for some or all of the Designated Servicing Agreements or for other servicing rights acquired by HLSS from time to time in compliance with Section 5(a)(xxxiii) hereof.
E.NRZ Advance Receivables Trust 2015-ON1 (the “Issuer”), HLSS, as servicer (on and after the respective MSR Transfer Date) and as Administrator (in such capacity, the “Administrator”), OLS, as servicer (prior to the respective MSR Transfer Dates) and as subservicer, Deutsche Bank National Trust Company, as Indenture Trustee (the “Indenture Trustee”), as Calculation Agent, as Paying Agent and as Securities Intermediary, and Credit Suisse AG, New York Branch (“Credit Suisse”), as Administrative Agent, propose to enter into an Indenture (as it may be amended, supplemented, restated, or otherwise modified from time to time and including any indenture supplement, the “Indenture”), dated as of even date herewith.
F.Notes (collectively, the “Notes”) will be issued from time to time pursuant to the Indenture. The Notes issued by the Issuer pursuant to the Indenture will be collateralized by the Aggregate Receivables and related property and certain monies in respect thereof now owned and to be hereafter acquired by the Issuer.
G.OLS desires to sell, assign, transfer and convey to the Depositor all of its contractual rights to the OLS Receivables (as such term is defined in Section 2(a)(i)) from the date hereof through the Receivables Sale Termination Date under the Designated Servicing Agreements, pursuant to the terms of this Agreement.
H.HLSS desires to sell and/or contribute, assign, transfer and convey to the Depositor all of its contractual rights (A) to reimbursement pursuant to the terms of a Designated Servicing Agreement for an Advance that it either acquires from OLS (before the related MSR Transfer Date) or creates as a result of making Advances (on and after the related MSR Transfer Date) (any right to reimbursement in respect of any such Advance, an “Advance Receivable”), and (B) to payment pursuant to the terms of a Designated Servicing Agreement listed on the Designated Servicing Agreement Schedule for a Deferred Servicing Fee which has been accrued by OLS (before the related MSR Transfer Date) and sold by OLS to HLSS pursuant to the Purchase Agreement or accrued by HLSS (on and after the related MSR Transfer Date) but, in either case, not paid, and including in either case all rights of OLS or HLSS, as the case may be, to enforce payment of such obligation under the related Designated Servicing Agreement (any right to payment in respect of such Deferred Servicing Fee, a “Deferred Servicing Fee Receivable”), from the date hereof through the Receivables Sale Termination Date under the Designated Servicing Agreements, pursuant to the terms of this Agreement. The Depositor will contemporaneously enter into a Receivables Pooling Agreement, dated as of even date herewith (as may be amended, supplemented, restated or otherwise modified from time to time, the “Receivables Pooling Agreement”), with the Issuer pursuant to which the Depositor will sell and/or contribute, assign, transfer and convey to the Issuer immediately upon the Depositor’s acquisition thereof, all Receivables acquired by the Depositor from HLSS pursuant to this Agreement.
I.In consideration of each transfer by HLSS to the Depositor of the Transferred Assets on and after the Closing Date on the terms and subject to the conditions set forth in this Agreement, the Depositor has agreed to pay to HLSS a purchase price equal to the fair market value thereof on the related Sale Date. To the extent the portion of the purchase price actually paid in cash by the Depositor for the Transferred Assets is less than 100% of the fair market value thereof, subject to the terms of Section 2(c) the balance of the purchase price shall be paid by the Depositor to HLSS on the Closing Date with the receipt of the membership interest of the Depositor, 100% of which is held by HLSS, and on each subsequent Sale Date, by keeping the proceeds of a borrowing under a Subordinated Note issued by the Depositor to HLSS in an amount equal to the amount by which the Purchase Price of such Receivable exceeds the portion of the cash purchase price actually paid therefor. In addition, on any subsequent Sale Date, HLSS may contribute Receivables to the capital of the Depositor.
AGREEMENT
NOW, THEREFORE, in consideration of the above premises and of the mutual promises hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
Section 1.Definitions; Incorporation by Reference.
(a)    This Agreement is entered into in connection with the terms and conditions of the Indenture. Any capitalized term used but not defined herein shall have the meaning given to it in the Indenture. Furthermore, for any capitalized term defined herein but defined in greater detail in the Indenture, the detailed information from the Indenture shall be incorporated herein by reference.
Additional Receivables: As defined in Section 2(a)(ii).
Administrative Agent: As defined in the Recitals.
Administrator: As defined in the Recitals.
Advance Receivables: As defined in the Recitals.
Aggregate Receivables: (i) Any OLS Initial Receivables and any OLS Additional Receivables sold by OLS, as initial receivables seller, to HLSS hereunder prior to the related MSR Transfer Date, (ii) any Deferred Servicing Fee Receivable arising under a Designated Servicing Agreement and (iii) any Advance Receivables (other than any Existing Receivables) arising under each Designated Servicing Agreement from and after the related MSR Transfer Date.
Agreement: As defined in the Preamble.
Assignment and Recognition Agreement: An Assignment, Assumption and Recognition Agreement, dated as of the initial Funding Date or any other Funding Date, by and among one or more Prior Issuers, the applicable Prior Trustee or Prior Trustees, as applicable, OLS, HLSS, the Issuer and the Indenture Trustee, as amended, restated, supplemented, or otherwise modified from time to time and any other assignment, assumption and recognition agreement, approved by the Administrative Agent, pursuant to which Receivables are conveyed to the Issuer.
Assignment of Advance Receivables: Each agreement documenting an assignment by OLS to HLSS substantially in the form set forth on Schedule 1-A.
Assignment of Receivables: Each agreement documenting an assignment by HLSS to the Depositor substantially in the form set forth on Schedule 1-B.
Closing Agreement: Any agreement, dated as of the initial Funding Date or any other Funding Date, by and among the Issuer, OLS, HLSS and the Administrative Agent and such other parties as may be necessary to fund the purchase and transfer of Receivables to the Issuer.
Closing Date: As defined in the Recitals.
Deferred Servicing Fee Receivables: As defined in the Recitals.
Depositor: As defined in the Preamble.
Designated Servicing Agreement and Designated Servicing Agreements: As defined in the Recitals.
Existing Receivables: As defined in Section 2(a)(i).
HLSS: As defined in the Preamble.
HLSS Purchase Price: As defined in Section 2(b).
HLSS Related Documents: As defined in Section 5(a)(iii).
Homeward: As defined in the Preamble.
Homeward Designated Servicing Agreements: As defined in the Recitals.
Indemnification Amounts: As defined in Section 13(c).
Indemnified Party: As defined in Section 13(c).
Indemnity Payment: As defined in Section 4(d).
Indenture: As defined in the Recitals.
Indenture Trustee: As defined in the Recitals.
Issuer: As defined in the Recitals.
MSR Transfer Date: As defined in the Recitals.
Notes: As defined in the Recitals.
OLS: As defined in the Preamble.
OLS Additional Receivables: As defined in Section 2(a)(i).
OLS Indemnification Amounts: As defined in Section 12(c).
OLS Indemnified Party: As defined in Section 12(c).
OLS Initial Receivables: As defined in Section 2(a)(i).
OLS Receivables: Together, the OLS Initial Receivables and the OLS Additional Receivables.
OLS Related Documents: As defined in Section 4(a)(iii).
OLS Transferred Assets: As defined in Section 2(a)(i).
Prior Issuer: Any of HLSS Servicer Advance Receivables Trust, HLSS Servicer Advance Receivables Trust II, HLSS Servicer Advance Receivables Trust MS3 or such other issuer as approved by the Administrative Agent in its sole discretion.
Prior Trustee: Any of The Bank of New York Mellon, Deutsche Bank National Trust Company, or any permitted successor or assign thereto acting as Indenture Trustee with respect to a servicer advance facility entered into with a Prior Issuer.
Purchase: Each purchase by the Depositor from HLSS, as receivables seller, of Transferred Assets.
Purchase Agreement: As defined in the Recitals.
Purchase Price: As defined in Section 2(c).
Receivable: Each Advance Receivable and each Deferred Servicing Fee Receivable.
Receivables Pooling Agreement: As defined in the Recitals.
Receivables Sale Termination Date: The date, after the conclusion of the Revolving Period, on which all amounts due on all Classes of Notes issued by the Issuer pursuant to the Indenture, and all other amounts payable to any party pursuant to the Indenture, shall have been paid in full.
Removed Servicing Agreement: As defined in Section 2(d).
Sale Date: (i) With respect to the OLS Initial Receivables, the initial Funding Date and (ii) with respect to any Additional Receivable, each date from and including the initial Funding Date to the Receivables Sale Termination Date on which such Additional Receivable is sold and/or contributed, assigned, transferred and conveyed by HLSS to the Depositor pursuant to the terms of this Agreement.
Series: As defined in the Indenture.
Series Required Noteholders: As defined in the Indenture.
Servicing Agreement and Servicing Agreements: As defined in the Recitals.
Stop Date: As defined in Section 2(d).
Subordinated Note: The promissory note in substantially the form of Exhibit A hereto as more fully described in Section 2(c), as the same may be amended, restated, supplemented or otherwise modified from time to time.
Subserviced Servicing Agreement and Subserviced Servicing Agreements: As defined in the Recitals.
Subservicer: OLS or other subservicers that may be engaged by HLSS as subservicer for all of the Designated Servicing Agreements or for other servicing rights acquired by HLSS from time to time.
Transferred Assets: As defined in Section 2(a)(ii).
UCC: The Uniform Commercial Code in effect in all applicable jurisdictions.
(b)    The Designated Servicing Agreement Schedule, as may be amended, supplemented, restated, or otherwise modified from time to time in accordance with the Transaction Documents, is incorporated by this reference into this Agreement.
Section 2.    Transfer of Receivables.
(a)    Transferred Assets.
(i)    In accordance with the Purchase Agreement, commencing on the initial Funding Date, and until the opening of business on the MSR Transfer Date for each Designated Servicing Agreement, OLS shall sell, assign, transfer and convey to HLSS, for a cash purchase price equal to 100% of the Receivable Balance thereof all of OLS’s right, title and interest, whether now owned or hereafter acquired in, to and under, (1) each Advance Receivable (other than any Advance Receivable conveyed to the Issuer pursuant to an Assignment and Recognition Agreement in existence on the date of such Assignment and Recognition Agreement (each, an “Existing Receivables”)) in existence on the initial Funding Date that arose under the Servicing Agreements listed as “Designated Servicing Agreements” on the Designated Servicing Agreement Schedule as of the initial Funding Date as the result of OLS making Advances under such Servicing Agreements prior to the respective MSR Transfer Dates (the “OLS Initial Receivables”), (2) each Advance Receivable (other than any Existing Receivables) in existence on any Business Day on and after the initial Funding Date and until the opening of business on the related MSR Transfer Date and which arises under any Servicing Agreement that is listed as a “Designated Servicing Agreement” on the Designated Servicing Agreement Schedule (“OLS Additional Receivables” and together with the OLS Initial Receivables, the “OLS Receivables”), and (3) in the case of both OLS Initial Receivables and OLS Additional Receivables, all monies due or to become due and all amounts received or receivable with respect thereto and all proceeds (including “proceeds” as defined in the UCC), together with all rights of OLS and HLSS to enforce such OLS Receivables (collectively, the “OLS Transferred Assets”).
(ii)    Commencing on the initial Funding Date, and until the close of business on the Receivables Sale Termination Date, subject to the provisions of this Agreement, HLSS hereby sells and/or contributes, assigns, transfers and conveys to the Depositor, and the Depositor purchases and acquires from HLSS without recourse except as provided herein, all of HLSS’s right, title and interest, whether now owned or hereafter acquired, in, to and under (1) OLS Initial Receivables, (2) each Receivable (other than any Existing Receivables) in existence on any Business Day on and after the initial Funding Date and prior to the Receivables Sale Termination Date (including the OLS Additional Receivables) that arises under any Servicing Agreement that is listed as a “Designated Servicing Agreement” on the Designated Servicing Agreement Schedule (“Additional Receivables”), and (3) all monies due or to become due and all amounts received or receivable with respect thereto and all proceeds (including “proceeds” as defined in the UCC) (including the OLS Transferred Assets), together with all rights of HLSS to enforce such Additional Receivables (including the OLS Transferred Assets) (collectively, the “Transferred Assets”). OLS and HLSS hereby affirm that Deferred Servicing Fee Receivables that are ineligible for financing under the Indenture will not be sold or transferred under the Purchase Agreement or hereunder and shall not otherwise constitute “Receivables” for purposes hereof or any other Transaction Document. Until the Receivables Sale Termination Date, HLSS shall, automatically and without any further action on its part, sell and/or contribute, assign, transfer and convey to the Depositor, on each Business Day, each Additional Receivable not previously transferred to the Depositor and the Depositor shall purchase each such Additional Receivable together with all of the other Transferred Assets related to such Receivable.
(b)    HLSS’s Purchase Price to OLS. In consideration of the sale to HLSS of the OLS Receivables and related OLS Transferred Assets, on the terms and subject to the conditions set forth in this Agreement, HLSS shall, on each Sale Date or otherwise promptly following such Sale Date if so agreed by OLS and HLSS, pay and deliver to OLS, in immediately available funds, a purchase price (the “HLSS Purchase Price”) equal to 100% of the sum of the Receivable Balances of all Advance Receivables sold by OLS to HLSS on such Sale Date or otherwise promptly following such Sale Date if so agreed by OLS. HLSS has paid the purchase price for the Deferred Servicing Fee Receivables pursuant to the Purchase Agreement.
(c)    Depositor’s Purchase Price. In consideration of the sale, assignment, transfer and conveyance to the Depositor of the Aggregate Receivables and related Transferred Assets, on the terms and subject to the conditions set forth in this Agreement, the Depositor shall, on each Sale Date, or otherwise promptly following such Sale Date if so agreed by HLSS and the Depositor, pay and deliver to HLSS, in immediately available funds, a purchase price (the “Purchase Price”) equal to the fair market value of the Receivables sold by HLSS to the Depositor on such Sale Date. To the extent that the Purchase Price of the Additional Receivables is greater than the cash portion of the Purchase Price, then the Depositor shall (i) first, pay such portion of the Purchase Price in the form of a borrowing under the Promissory Note in substantially the form attached hereto as Exhibit A; provided however, that the Depositor may not make any borrowing under the Subordinated Note unless at the time of (and immediately after) each borrowing thereunder, both before and after the sale transaction (1) the Depositor’s total assets exceed its total liabilities, (2) the Depositor’s cash on hand is sufficient to satisfy all of its current obligations (other than its obligations under the Subordinated Note and the obligation to pay the Purchase Price), (3) the Depositor is adequately capitalized at a commercially reasonable level and (4) the Depositor has determined that its financial capacity to meet its financial commitment under the Subordinated Note is adequate and (ii) second, to the extent the Depositor cannot make a borrowing under the Subordinated Note, accept a contribution to its capital from HLSS in an amount equal to the remaining unpaid portion of the Purchase Price. HLSS is hereby authorized by the Depositor to endorse on the schedule attached to the Subordinated Note an appropriate notation evidencing the date and amount of each advance thereunder, as well as the date of each payment with respect thereto, provided that the failure to make such notation shall not affect any obligation of the Depositor thereunder.  HLSS shall record in its books and records all increases in and payments in reduction of the outstanding principal amount of the Subordinated Note.
(d)    Removal of Designated Servicing Agreements or Receivables. On any date on and/or after the satisfaction of all conditions specified in Section 2.1(c)(ii) of the Indenture, HLSS may remove a Designated Servicing Agreement from the Designated Servicing Agreement Schedule (each such Servicing Agreement so removed, a “Removed Servicing Agreement”). Upon the removal of a Designated Servicing Agreement from the Designated Servicing Agreement Schedule, (i) except if HLSS conducts a Permitted Refinancing, all Receivables related to Advances made by or Deferred Servicing Fees accrued by the Servicer under such Removed Servicing Agreement previously transferred to the Depositor and Granted to the Indenture Trustee for inclusion in the Trust Estate, shall remain subject to the lien of the Indenture except as otherwise provided therein, in which case the Receivables Seller may not assign to another Person any Receivables arising under that Removed Servicing Agreement until all Receivables that arose under that Removed Servicing Agreement that are included in the Trust Estate shall have been paid in full or sold in a Permitted Refinancing, and (ii) all Receivables related to such Removed Servicing Agreement arising on or after the date that the related Servicing Agreement was removed from the Designated Servicing Agreement Schedule (the “Stop Date”) shall not be sold to the Depositor and shall not constitute Additional Receivables.
(e)    OLS Marking of Books and Records. OLS shall, at its own expense, on or prior to the applicable Sale Date, in the case of OLS Additional Receivables, indicate in its books and records (including its computer records) that the OLS Additional Receivables arising under each Designated Servicing Agreement and the related OLS Transferred Assets have been sold, assigned, transferred and conveyed to HLSS in accordance with this Agreement and the Purchase Agreement. OLS shall not alter the indication referenced in this paragraph with respect to any OLS Additional Receivables during the term of this Agreement (except in accordance with Section 9(a)). If a third party, including a potential purchaser of OLS Additional Receivables, should inquire as to the status of the OLS Additional Receivables, OLS shall promptly indicate to such third party that the OLS Additional Receivables have been sold, assigned, transferred and conveyed and OLS (except in accordance with Section 9(a)) shall not claim any right, title or interest (including, but not limited to ownership interest) therein.
(f)    HLSS Marking of Books and Records. HLSS shall, at its own expense, on or prior to (i) the Closing Date, in the case of the Initial Receivables, and (ii) the applicable Sale Date, in the case of Additional Receivables, indicate in its books and records (including its computer records) that the Receivables arising under each Designated Servicing Agreement and the related Transferred Assets have been sold and/or contributed, assigned, transferred and conveyed to the Depositor in accordance with this Agreement. HLSS shall not alter the indication referenced in this paragraph with respect to any Receivable during the term of this Agreement (except in accordance with Section 9(b)). If a third party, including a potential purchaser of a Receivable, should inquire as to the status of the Receivables, HLSS shall promptly indicate to such third party that the Receivables have been sold, assigned, transferred and conveyed and HLSS (except in accordance with Section 9(b)) shall not claim any right, title or interest (including, but not limited to ownership interest) therein.
Section 3.    OLS’s and HLSS’s Acknowledgment and Consent to Assignment.
(a)    Acknowledgment and Consent to Assignment. Each of OLS and HLSS hereby acknowledges that the Depositor has sold and/or contributed, assigned, transferred and conveyed to the Issuer, and that the Issuer has Granted to the Indenture Trustee, on behalf of the Noteholders, the rights (but not the obligations) of the Depositor under this Agreement, including, without limitation, the right to enforce the obligations of each of OLS and HLSS hereunder. Each of OLS and HLSS hereby consents to such Grant by the Issuer to the Indenture Trustee pursuant to the Indenture and acknowledges that each of the Issuer and the Indenture Trustee (on behalf of itself and the other Secured Parties) shall be a third party beneficiary in respect of the representations, warranties, covenants, rights, indemnities and other benefits arising hereunder that are so Granted by the Issuer. Moreover, each of OLS and HLSS hereby authorizes and appoints as its attorney-in-fact the Depositor, the Issuer and the Indenture Trustee, as the Issuer’s assignee, on behalf of the Depositor, to execute and deliver such documents or certificates as may be necessary in order to enforce its rights under this Agreement and its rights to collect the Aggregate Receivables.
(b)    Access to OLS Records. In connection with the conveyances hereunder and under the Purchase Agreement, OLS hereby grants to the Depositor (and its assigns) an irrevocable license to access all records relating to the OLS Receivables, without the need for any further documentation in connection with any conveyance hereunder other than a confidentiality agreement reasonably agreeable to OLS; provided, however, that the Depositor (and its assigns) may not exercise any right under such license until an Event of Default has occurred and is continuing; and provided further that such license is for the limited purpose of administering and accounting for the Aggregate Receivables. In connection with such license, and subject to the foregoing provisos, OLS hereby grants to the Depositor (and its assigns) an irrevocable, non-exclusive license (subject to the restrictions contained in any license with respect thereto) to use, without royalty or payment of any kind, all software used by OLS, as receivables seller or as servicer as the case may be, to account for the OLS Receivables, to the extent necessary to administer the OLS Receivables and such software is owned by OLS, as the case may be. With respect to software owned by others and used by OLS under license agreements, OLS shall cooperate with the Depositor (and its assigns) to identify such software and the applicable licensors thereof and provide such other information available to it and reasonably necessary in order for the Depositor to obtain its own licenses with respect to such software. The licenses granted by OLS pursuant to this Section 3 with respect to software owned by it shall be irrevocable and shall terminate on the last MSR Transfer Date.
(c)    Access to HLSS Records. In connection with the conveyances hereunder and under the Purchase Agreement, HLSS hereby grants to the Depositor (and its assigns) an irrevocable license to access all records relating to the Aggregate Receivables, without the need for any further documentation in connection with any conveyance hereunder; provided, however, that the Depositor (and its assigns) may not exercise any right under such license until an Event of Default has occurred and is continuing; and provided further that such license is for the limited purpose of administering and accounting for the Aggregate Receivables. In connection with such license, and subject to the foregoing provisos, HLSS hereby grants to the Depositor (and its assigns) an irrevocable, non-exclusive license (subject to the restrictions contained in any license with respect thereto) to use, without royalty or payment of any kind, all software used by HLSS, as receivables seller or as servicer as the case may be, to account for the Aggregate Receivables, to the extent necessary to administer the Aggregate Receivables and such software is owned by HLSS. With respect to software owned by others and used by HLSS under license agreements, HLSS shall cooperate with the Depositor (and its assigns) to identify such software and the applicable licensors thereof and provide such other information available to it and reasonably necessary in order for the Depositor to obtain its own licenses with respect to such software. The licenses granted by HLSS pursuant to this Section 3 with respect to software owned by it shall be irrevocable and shall terminate on the Receivables Sale Termination Date.
Section 4.    Representations and Warranties of OLS, as Servicer (prior to the respective MSR Transfer Dates) and as Initial Receivables Seller.
OLS, as initial receivables seller and as servicer (prior to the respective MSR Transfer Dates), hereby makes the following representations and warranties for the benefit of HLSS, on which HLSS is relying in purchasing the OLS Receivables and executing this Agreement. The representations are made as of the date of this Agreement and as of each Sale Date prior to the related MSR Transfer Date, except as set forth herein with respect to the representations of OLS in its capacity as Subservicer. Such representations and warranties shall survive the sale, assignment, transfer and conveyance of any OLS Receivables and any other related OLS Transferred Assets to HLSS.
(a)    General Representations and Warranties.
(i)    Not an Investment Company. OLS is not required to be registered as an “investment company” within the meaning of the Investment Company Act.
(ii)    All Taxes, Fees and Charges Relating to Transaction and Transaction Documents Paid. Any taxes, fees and other governmental charges due and payable by OLS in connection with the execution and delivery of this Agreement and the transactions contemplated hereby have been or will be paid by OLS at or prior to the date of this Agreement or such other date when such taxes are due (other than any taxes being disputed in good faith in respect of which OLS has appropriate reserves) except where failure to do so could not reasonably be expected to have a material Adverse Effect.
(iii)    Solvency. OLS, both prior to and after giving effect to each sale of OLS Receivables with respect to the Designated Servicing Agreements on each Sale Date or on the Closing Date, as applicable prior to the final MSR Transfer Date, (1) is not, and will not be, “insolvent” (as such term is defined in § 101(32)(A) of the Bankruptcy Code), (2) is, and will be, able to pay its debts as they become due, and (3) does not have unreasonably small capital for the business in which it is engaged or for any business or transaction in which it is about to engage.
(iv)    Ability to Perform Obligations. OLS does not believe, nor does it have any reasonable cause to believe, that it cannot perform each and every covenant contained in this Agreement in all material respects.
(v)    Information. The documents, certificates and reports furnished by OLS in writing pursuant to this Agreement or any other Transaction Document, taken together as a whole, do not contain and will not contain when furnished any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading.
(vi)    Name. The legal name of OLS is as set forth in this Agreement and OLS does not have any trade names, fictitious names, assumed names or “doing business” names, other than such names identified in accordance with this Agreement.
(vii)    Compliance With Laws. OLS has complied or shall comply in all material respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions or decrees to which it may be subject, except where the failure to so comply should not be reasonably expected to have a material adverse effect on the enforceability, value or collectability of the OLS Receivables.
(viii)    Valid Transfer. Upon the execution and delivery of this Agreement, the related Assignment of Advance Receivables by each of the parties hereto and thereto and delivery of and the Designated Servicing Agreement Schedule, this Agreement and such Assignment of Advance Receivables shall evidence a valid sale, transfer, assignment and conveyance of the OLS Initial Receivables as of the initial Funding Date and the OLS Additional Receivables as of the applicable Sale Date to HLSS prior to the final MSR Transfer Date, which is enforceable against creditors of and purchasers from OLS except as such enforceability may be limited by bankruptcy, insolvency or similar laws and by equitable principles. OLS has sold all of its right, title and interest in the rights to the Rights to MSRs (as defined in the Purchase Agreement) for each Designated Servicing Agreement to HLSS and the Excess Servicing Fee Purchaser pursuant to the Purchase Agreement.
(ix)    Binding Obligation. This Agreement and each of the other Transaction Documents to which OLS is a party has been, or when delivered will have been, duly executed and delivered and each constitutes the legal, valid and binding obligation of OLS, enforceable against OLS, in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or similar laws and by equitable principles.
(x)    Perfection.
(A)    This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the OLS Receivables and the related OLS Transferred Assets with respect thereto in favor of HLSS, which security interest is prior to all other Adverse Claims, and is enforceable as such against creditors of and purchasers from OLS; and
(B)    OLS has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the OLS Receivables and the related OLS Transferred Assets, other than under this Agreement and the Purchase Agreement, except pursuant to any agreement that has been terminated on or prior to the date hereof. OLS has not authorized the filing of and is not aware of any financing statement filed against it covering the OLS Receivables and the related OLS Transferred Assets other than those filed in connection with this Agreement, the Purchase Agreement and the other Transaction Documents and those that have been terminated on or prior to the date hereof or for which the lien with respect to the Receivables has been released. OLS is not aware of any judgment or tax lien filings against the OLS Transferred Assets.
(xi)    Eligible Subservicer. With respect to any Designated Servicing Agreement, on and after each MSR Transfer Date, OLS is an Eligible Subservicer.
(xii)    True Sale. OLS accounts for the transactions contemplated by this Agreement in accordance with GAAP and intends and acknowledges that the conveyance of the OLS Receivables and OLS Transferred Assets is a sale to HLSS.
(b)    Representations and Warranties of OLS Concerning the OLS Receivables. The following representations and warranties are made in respect of each OLS Receivable as of the Sale Date therefor:
(i)    OLS’s Reporting Obligations. With respect to each OLS Receivable, OLS is not aware of any circumstances which could reasonably be expected to make it unable to perform its reporting obligations as set forth in the Indenture in any material respect.
(ii)    No Fraudulent Conveyance. OLS has sold or is selling, as applicable, the OLS Receivables to HLSS in furtherance of its ordinary business purposes, with no intent to hinder, delay or defraud any of its creditors.
(iii)    Fair Consideration. The aggregate consideration received by OLS pursuant to this Agreement and the Purchase Agreement is fair consideration having reasonably equivalent value to the value of the Aggregate Receivables and the performance of the obligations of OLS, as receivables seller, hereunder.
(iv)    Bulk Transfer. No sale, contribution, transfer, assignment or conveyance of Receivables by OLS to HLSS contemplated by this Agreement or the Purchase Agreement will be subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.
(v)    Reimbursement or Payment of Receivables. OLS has no reason to believe that at the time of the transfer of any Receivables to HLSS pursuant hereto prior to the final MSR Transfer Date, such Receivables will not be reimbursed or paid in full.
(vi)    Facility Eligible Receivables. Each OLS Receivable is payable in United States dollars, is a Facility Eligible Receivable and is transferred pursuant to a Designated Servicing Agreement (including the Subserviced Servicing Agreements) that is a Facility Eligible Servicing Agreement (except those transferred pursuant to any Ineligible Designated Servicing Agreement), and, if it is an Advance Receivable, the Advance related to such OLS Receivable has been fully funded by OLS (or any predecessor servicer) using its own funds and/or Amounts Held for Future Distribution (to the extent permitted under the related Designated Servicing Agreement) and/or amounts received by OLS from (or on behalf of) HLSS under this Agreement; provided that notwithstanding the foregoing, OLS makes no representation or warranty (i) as to the status of title or any interest of the Depositor, the Issuer or the Indenture Trustee to or in any OLS Receivables, (ii) with respect to any transfer of Receivables by HLSS, the Depositor or the Issuer, (iii) as to any actions or inactions of HLSS, the Depositor or the Issuer concerning the Receivables or as to the accuracy of any representation or warranty of such parties concerning the Receivables, (iv) as to clause (vii) of the definition of “Facility Eligible Receivable,” (except to the extent covered in other representations by OLS in this Agreement), or (v) with respect to Receivables arising under any Ineligible Designated Servicing Agreement. Each Receivable arises from an Advance or Deferred Servicing Fee for which OLS is entitled to reimbursement or payment, as applicable, pursuant to a Designated Servicing Agreement (including the Subserviced Servicing Agreements).
(vii)    Good Title. Except to the extent such Receivables have been sold to HLSS pursuant to the Purchase Agreement, immediately prior to each purchase of OLS Receivables hereunder, OLS is the legal and beneficial owner of each such Receivable and the related OLS Transferred Assets with respect thereto, free and clear of any Adverse Claims other than Permitted Liens; and immediately upon the transfer and assignment thereof, HLSS will have good and marketable title to, with the right to sell and encumber, each OLS Receivable, whether now existing or hereafter arising, together with the related OLS Transferred Assets with respect thereto, free and clear of any Adverse Claims other than Permitted Liens.
(viii)    Assignment Permitted under Servicing Agreements. Each OLS Receivable arising under a Designated Servicing Agreement (including the Subserviced Servicing Agreements) is fully transferable and such transfer will not violate the terms of, or require the consent of any Person under the related Designated Servicing Agreement or any other document or agreement to which OLS or Homeward is a party or to which its assets or properties are subject (other than any consents that have been obtained).
(ix)    Schedule of Receivables. The information set forth in the Schedule of Receivables hereto shall be true and correct in all material respects as of the date of this Agreement and each Funding Date.
(x)    No Fraud. As of any Sale Date through the final MSR Transfer Date, with respect to the OLS Receivables transferred on such date, no Receivable has been identified by OLS or reported to OLS by the related MBS Trustee as having resulted from fraud perpetrated by any Person.
(xi)    No Impairment of OLS’s Rights. As of the Closing Date, or as of any Sale Date with respect to any OLS Receivables sold by OLS through the final MSR Transfer Date on such date, neither OLS nor any other Person under the control or common control of OLS has taken any action that, or failed to take any action the omission of which, would materially and adversely affect its rights or the rights of its assignees, with respect to any OLS Receivables.
(xii)    No Defenses. As of the related Sale Date through the final MSR Transfer Date, each OLS Receivable represents valid entitlement to be paid, has not been reimbursed or paid in whole or in part or been compromised, adjusted, extended, satisfied, subordinated, rescinded, waived, amended or modified, and is not subject to compromise, adjustment, extension, satisfaction, subordination, rescission, set-off, counterclaim, defense, waiver, amendment or modification by any Person.
(xiii)    No Action to Impair Collectability. OLS has not taken (or omitted to take) and will not take (or omit to take), and has no notice that any other Person under the control or common control of OLS has taken (or omitted to take) or will take (or omit to take) any action with the intent to impair the collectability of any OLS Receivable.
(xiv)    No Pending Proceedings. There are no proceedings pending, or, to the best of OLS’s knowledge, threatened, wherein any governmental agency has (A) alleged that any OLS Receivable is illegal or unenforceable, (B) asserted the invalidity of any OLS Receivable or (C) sought any determination or ruling that would reasonably be expected to materially and adversely affect the enforceability, value or collectability of any OLS Receivable.
(xv)    UCC Classification. No OLS Receivable is secured by “real property” or “fixtures” or evidenced by an “instrument” under and as defined in the UCC. The OLS Receivables constitute “general intangibles,” “accounts,” or “payment intangibles” within the meaning of the applicable UCC.
(xvi)    Enforceability. Each OLS Receivable is enforceable in accordance with its terms set forth in the related Designated Servicing Agreement subject to applicable bankruptcy, insolvency or similar laws and to equitable principles. Each Advance is valid and enforceable and, at the time it is sold to HLSS, will not be subject to any set-off, counterclaim or other defense to payment by the Obligor, the related securitization trust, the related MBS Trustee, or any other party.
(xvii)    No Consent Required. Each OLS Receivable is assignable by OLS, and by HLSS and its successors and assigns, without the consent of any other Person (except any such consent that shall have been obtained), and upon acquiring the OLS Receivables, HLSS will have the right to pledge the OLS Receivables without the consent of any other Person (except any such consent that shall have been obtained) and without any other restrictions on such pledge except where failure to obtain such consents will not have an adverse effect on the enforceability, value or collectability of the OLS Receivables.
(xviii)    No Government Receivables. No OLS Receivable is due from the United States of America or any state or from any agency, department or instrumentality of the United States of America or any state thereof.
(c)    Survival. It is understood and agreed that the representations and warranties set forth in Section 4(a) and Section 4(b) shall continue throughout the term of this Agreement but that the representations and warranties in Section 4(b) are made only on the Sale Date for each Receivable.
It is understood and agreed that the representations and warranties made by OLS, as initial receivables seller and as servicer (prior to the respective MSR Transfer Dates), pursuant to this Agreement, on which HLSS, the Depositor and the Issuer are relying in accepting the OLS Receivables, on which HLSS and the Depositor are relying in executing this Agreement, on which the Issuer is relying in executing the Receivables Pooling Agreement and on which the Noteholders are relying in purchasing the Notes, and the rights and remedies of HLSS and its assignees under this Agreement against OLS pursuant to this Agreement, inure to the benefit of HLSS, the Depositor, the Issuer, the Indenture Trustee for the benefit of the Noteholders, as the assignees of HLSS’s rights hereunder. Such representations and warranties and the rights and remedies for the breach thereof shall survive the sale, assignment, transfer and conveyance of any OLS Receivables from OLS to HLSS and its assignees, and the conveyance thereof by HLSS to the Depositor and its assignees, and the pledge thereof by the Issuer to the Indenture Trustee for the benefit of the Noteholders and shall be fully exercisable by the Indenture Trustee for the benefit of the Noteholders.
(d)    Remedies Upon Breach.
(i)    OLS shall inform HLSS, the Indenture Trustee and the Administrative Agent promptly, in writing, upon the discovery of any breach of its representations, warranties or covenants hereunder.
(ii)    In the case of any breach of any representation or warranty set forth in Section 4(b), unless such breach of a representation and warranty shall have been cured or waived within thirty (30) days after the earlier to occur of the discovery of such breach by OLS or receipt of written notice of such breach by OLS, such that such representation and warranty shall be true and correct in all material respects as if made on such day, and OLS shall have delivered to HLSS an officer’s certificate describing the nature of such breach and the manner in which the relevant representation and warranty became true and correct or the breach was otherwise cured, OLS shall either repurchase the affected Receivables or indemnify its assignees (including HLSS, the Depositor, the Issuer, the Indenture Trustee and each of their respective assignees), against and hold its assignees (including HLSS, the Depositor, the Issuer, the Indenture Trustee and each of their respective assignees) harmless from any cost, liability and expense, including, without limitation, reasonable attorneys’ fees and expenses, whether incurred in enforcement proceedings between the parties or otherwise, incurred as a result of, or arising from, such breach (each such repurchase or indemnification amount to be paid hereunder, an “Indemnity Payment”), the amount of which shall equal the Receivables Balance of any affected Receivable; provided, that, unless such breach of representation and warranty is in respect of Section 4(b)(vi) above because of the failure of any related Receivable to satisfy the requirements of clause (iii) of the definition of “Facility Eligible Receivable” (in which case, this proviso shall not apply), any unpaid amount shall be payable at such time only if the Collateral Test is not satisfied, to the extent necessary to satisfy the Collateral Test. This Section 4(d)(ii) sets forth the exclusive remedy for a breach of representation, warranty or covenant by OLS, pertaining to a OLS Receivable sold by OLS; provided that HLSS (but not the Indenture Trustee or Noteholders) may have alternative remedies under the Purchase Agreement. HLSS may waive the payment by OLS of any requirement to make any Indemnity Payment if HLSS makes such Indemnity Payment for such Receivable pursuant to Section 5 below or if HLSS is not required to make such Indemnity Payment for such Receivable pursuant to Section 5 below. Notwithstanding the foregoing, the breach of any representation, warranty or covenant shall not be waived by the Issuer under any circumstances without the consent of the Majority Noteholders of all Outstanding Notes that are not Variable Funding Notes and the Series Required Noteholders for each Series of Variable Funding Notes that are Outstanding. HLSS shall not be limited from pursuing any right or remedy under the Purchase Agreement in respect of any Receivable the event that the Indenture Trustee or any Secured Party, as assignee of HLSS, the Depositor and the Issuer, exercises any rights or remedies under this Section 4(d).
Section 5.    Representations, Warranties and Certain Covenants of HLSS, as Servicer (on and after the respective MSR Transfer Dates) and as Receivables Seller.
HLSS, as receivables seller and as servicer (on and after the respective MSR Transfer Dates), hereby makes the following representations, warranties and covenants for the benefit of the Depositor, the Issuer, and the Indenture Trustee for the benefit of the Noteholders, on which the Depositor is relying in purchasing the Aggregate Receivables and executing this Agreement, on which the Issuer is relying in purchasing the Aggregate Receivables and executing the Receivables Pooling Agreement, and on which the Noteholders are relying in purchasing the Notes. The representations are made as of the date of this Agreement, and as of each Sale Date. Such representations and warranties shall survive the sale and/or contribution, assignment, transfer and conveyance of any Receivables and any other related Transferred Assets to the Depositor and the Issuer.
(a)    General Representations, Warranties and Covenants.
(xix)    Organization and Good Standing. HLSS is a limited liability company duly organized and validly existing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and now has and so long as any Notes are outstanding, will continue to have, power, authority and legal right to acquire, own, hold, transfer, assign and convey the Receivables.
(xx)    Due Qualification. HLSS is and will continue to be duly qualified to do business as a limited liability company in good standing, and has obtained and will keep in full force and effect all necessary licenses, permits and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications, licenses, permits or approvals and as to which the failure to obtain or to keep in full force and effect such licenses, permits or approvals would have a material and adverse impact upon the value or collectability of the Receivables and such failure cannot be subsequently cured for the purposes of enforcing contracts.
(xxi)    Power and Authority. HLSS has and will continue to have all requisite limited liability company power and authority to own the Receivables, and HLSS has and will continue to have all requisite limited liability company power and authority to execute and deliver this Agreement, the initial Designated Servicing Agreement Schedule and each subsequent Designated Servicing Agreement Schedule, each other Transaction Document to which it is a party and any and all other instruments and documents necessary to consummate the transactions contemplated hereby or thereby (collectively, the “HLSS Related Documents”), and to perform each of its obligations under this Agreement and under the HLSS Related Documents, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by HLSS, and the execution and delivery of each of the HLSS Related Documents by HLSS, the performance by HLSS of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby have each been duly authorized by HLSS and no further limited liability company action or other actions are required to be taken by HLSS in connection therewith.
(xxii)    No Violation. Neither the execution, delivery and performance of this Agreement, the other Transaction Documents or the Related Documents by HLSS, nor the consummation by HLSS of the transactions contemplated hereby or thereby nor the fulfillment of or compliance with the terms and conditions of this Agreement, the Related Documents or the other Transaction Documents to which HLSS is a party (A) will violate the organizational documents of HLSS, (B) will constitute a default (or an event which, with notice or lapse of time or both, would constitute a default), or result in a breach or acceleration of, any material indenture, agreement or other material instrument to which HLSS or any of its Affiliates is a party or by which it or any of them is bound, or which may be applicable to HLSS, (C) constitutes a default (whether with notice or lapse of time or both), or results in the creation or imposition of any Adverse Claim upon any of the property or assets of HLSS under the terms of any of the foregoing, or (D) violates any statute, ordinance or law or any rule, regulation, order, writ, injunction or decree of any court or of any public, governmental or regulatory body, agency or authority applicable to HLSS or its properties.
(xxiii)    No Proceedings. There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or to HLSS’s knowledge, threatened, against HLSS (A) in which a third party not affiliated with the Indenture Trustee or a Noteholder asserts the invalidity of any of the Transaction Documents, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by any of the Transaction Documents, (C) seeking any determination or ruling that should reasonably be expected to affect materially and adversely the performance by HLSS or its Affiliates of their obligations under, or the validity or enforceability of, any of the Transaction Documents or (D) relating to HLSS or its Affiliates and which should reasonably be expected to affect adversely the federal income tax attributes of the Notes. There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or to HLSS’s knowledge, threatened, against OLS relating to OLS or its Affiliates and which should reasonably be expected to affect adversely the federal income tax attributes of the Notes.
(xxiv)    Ownership of Depositor. HLSS owns 100% of the membership interest in the Depositor. No Person other than HLSS has any rights to acquire membership interests in the Depositor. HLSS shall not assign, sell, convey or otherwise transfer its ownership of the membership interest in the Depositor, without the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, it being understood that the Administrative Agent shall consider, among other things, whether there continues to be adequate consideration for the Receivables transfers from HLSS to the Depositor, following any such transfer.
(xxv)    Ownership of Issuer. 100% of the Owner Trust Certificate of the Issuer is owned by the Depositor. No Person other than the Depositor has any rights to acquire all or any portion of the Owner Trust Certificate in the Issuer.
(xxvi)    No Violation of Exchange Act or Regulations T, U or X. None of the transactions contemplated in the Transaction Documents (including the use of the proceeds from the sale of the Notes) will result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II.
(xxvii)    All Consents Obtained. All approvals, authorizations, consents, orders or other actions of any persons or of any governmental body or official required in connection with the execution and delivery by HLSS or the Depositor of this Agreement and the Transaction Documents to which HLSS, the Depositor or the Issuer is a party, the performance by HLSS of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party and the fulfillment by HLSS of the terms hereof and thereof, including without limitation, the transfer of Receivables from HLSS to the Depositor and from the Depositor to the Issuer and the pledge thereof by the Issuer to the Indenture Trustee, have been obtained.
(xxviii)    Perfection.
(A)    This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Aggregate Receivables and the related Transferred Assets with respect thereto in favor of the Depositor, which security interest is prior to all other Adverse Claims, and is enforceable as such against creditors of and purchasers from HLSS;
(B)    HLSS has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under the UCC in order to perfect the security interest in the: (1) OLS Receivables and the related OLS Transferred Assets granted by OLS to HLSS under the Purchase Agreement and (2) the Aggregate Receivables and the related Transferred Assets granted by HLSS to the Depositor hereunder; and
(C)    HLSS has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Aggregate Receivables and the related Transferred Assets, other than under this Agreement, except pursuant to any agreement that has been terminated on or prior to the date hereof. HLSS has not authorized the filing of and is not aware of any financing statement filed against it, the Depositor or the Issuer covering the Aggregate Receivables and the related Transferred Assets other than those filed in connection with this Agreement and the other Transaction Documents and those that have been terminated on or prior to the date hereof or for which the lien with respect to the Receivables has been released. HLSS is not aware of any judgment or tax lien filings against it.
(xxix)    Not an Investment Company. None of HLSS, the Depositor, the Issuer nor the Trust Estate is required to be registered as an “investment company” or a company “controlled” by a company required to be registered as an “investment company” within the meaning of the Investment Company Act, and none of the execution, delivery or performance of obligations under this Agreement or any of the Transaction Documents, or the consummation of any of the transactions contemplated thereby (including, without limitation, the sale of the Transferred Assets hereunder) will violate any provision of the Investment Company Act, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.
(xxx)    All Taxes, Fees and Charges Relating to Transaction and Transaction Documents Paid. Any taxes, fees and other governmental charges due and payable by HLSS, the Depositor or the Issuer in connection with the execution and delivery of this Agreement and the transactions contemplated hereby have been or will be paid by HLSS or the Depositor at or prior to the date of this Agreement or such other date which taxes are due (other than any taxes being disputed in good faith in respect of which HLSS has appropriate reserves).
(xxxi)    Solvency. HLSS, both prior to and after giving effect to each sale or contribution of Receivables with respect to the Designated Servicing Agreements on each Sale Date, (1) is not, and will not be, “insolvent” (as such term is defined in § 101(32)(A) of the Bankruptcy Code), (2) is, and will be, able to pay its debts as they become due, and (3) does not have unreasonably small capital for the business in which it is engaged or for any business or transaction in which it is about to engage.
(xxxii)    Information to Note Rating Agencies. All information provided by HLSS to any Note Rating Agency in connection with the Notes, taken together, is true and correct in all material respects.
(xxxiii)    Ability to Perform Obligations. HLSS does not believe, nor does it have any reasonable cause to believe, that it cannot perform each and every covenant contained in this Agreement in all material respects.
(xxxiv)    Information. The documents, certificates or reports furnished by HLSS in writing pursuant to this Agreement, any other Transaction Document or in connection with the transactions contemplated hereby or thereby, taken together as a whole, do not contain and will not contain when furnished any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading.
(xxxv)    Name. The legal name of HLSS is as set forth in this Agreement and HLSS does not have any trade names, fictitious names, assumed names or “doing business” names, other than such names identified in accordance with this Agreement.
(xxxvi)    Default. None of HLSS, the Depositor or the Issuer is in default (or, with respect to HLSS, subject to termination as servicer (on and after the respective MSR Transfer Dates)) under any material agreement, contract, instrument or indenture to which such Person is a party or by which it or its properties is or are bound (including without limitation, each Designated Servicing Agreement), or with respect to any order of any court, administrative agency, arbitrator or governmental body which should reasonably be expected to have a material adverse effect on the transactions contemplated hereunder, and no event has occurred which with notice or lapse of time or both would constitute such a default with respect to any such agreement, contract, instrument or indenture, or with respect to any such order of any court, administrative agency, arbitrator or governmental body.
(xxxvii)    No Change in Condition of HLSS. Since each related MSR Transfer Date for each Designated Servicing Agreement, there has been no change in the business, operations, financial condition, properties or assets of HLSS, as Servicer, which would have a material adverse effect on its ability to perform its obligations under this Agreement or any other Transaction Document or materially adversely affect the transactions contemplated under this Agreement or any other Transaction Document.
(xxxviii)     Good Standing. After an MSR Transfer Date, HLSS is in good standing to sell and service mortgage loans and no event has occurred which would make HLSS unable to comply with eligibility requirements that could reasonably be expected to result in a material Adverse Effect.
(xxxix)    Compliance With Laws. HLSS has complied or shall comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions or decrees to which it may be subject, except where the failure to so comply should not be reasonably expected to have a material Adverse Effect or a material adverse effect on the financial condition or operations of HLSS, or the ability of HLSS, the Depositor or the Issuer to perform their respective obligations hereunder or under any of the other Transaction Documents.
(xl)    Accounting. HLSS accounts for the transactions contemplated by this Agreement as a sale from HLSS to the Depositor, except to the extent that such sales are not recognized under GAAP due to consolidated financial reporting.
(xli)    Appointment of Subservicers. HLSS shall not appoint any Subservicer other than OLS unless and until each rating agency that rated the related mortgage-backed securities as stated in the documentation for the related securitization trust (if applicable to the related Mortgage Pool), shall have delivered written confirmation that the appointment of such Subservicer will not result in a reduction of the then-current ratings of such securities, if rating agency confirmation is required for the appointment of a subservicer by HLSS under the related Designated Servicing Agreement.
(xlii)    Valid Transfer. Upon the execution and delivery of this Agreement, each Assignment of Receivables and the Designated Servicing Agreement Schedule by each of the parties hereto, this Agreement shall evidence a valid sale, transfer, assignment and conveyance of the Initial Receivables as of the initial Funding Date and the Additional Receivables as of the applicable Sale Date to the Depositor, which is enforceable against creditors of and purchasers from HLSS except as such enforceability may be limited by bankruptcy, insolvency or similar laws and by equitable principles.
(xliii)    Binding Obligation. This Agreement and each of the other Transaction Documents to which HLSS is a party has been, or when delivered will have been, duly executed and delivered and constitutes the legal, valid and binding obligation of HLSS, enforceable against HLSS, in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or similar laws and by equitable principles.
(b)    Representations, Warranties and Covenants of HLSS Concerning the Receivables. The following representations and warranties are made in respect of each Receivable as of the Sale Date therefor:
(i)    Good Title. Immediately prior to each Purchase of Receivables hereunder, HLSS is the legal and beneficial owner of each such Receivable and the related Transferred Assets with respect thereto, free and clear of any Adverse Claims other than Permitted Liens; and immediately upon the transfer and assignment thereof, the Depositor and its assignees will have good and marketable title to, with the right to sell and encumber, each Receivable, whether now existing or hereafter arising, together with the related Transferred Assets with respect thereto, free and clear of any Adverse Claims other than Permitted Liens.
(ii)    No Fraudulent Conveyance. HLSS is selling or contributing the Aggregate Receivables to the Depositor in furtherance of its ordinary business purposes, with no intent to hinder, delay or defraud any of its creditors.
(iii)    Fair Consideration. The aggregate consideration received by HLSS, as receivables seller, pursuant to this Agreement is fair consideration having reasonably equivalent value to the value of the Aggregate Receivables and the performance of the obligations of HLSS, as receivables seller, hereunder.
(iv)    Bulk Transfer. No sale, contribution, transfer, assignment or conveyance of Receivables by HLSS, as receivables seller, to the Depositor contemplated by this Agreement or by the Depositor to the Issuer pursuant to the Receivables Pooling Agreement will be subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.
(v)    Facility Eligible Receivables. Each Receivable is payable in United States dollars, is a Facility Eligible Receivable and is transferred pursuant to a Designated Servicing Agreement that is a Facility Eligible Servicing Agreement (except those transferred pursuant to any Ineligible Designated Servicing Agreement); provided that notwithstanding the foregoing, HLSS makes no representation or warranty with respect to Receivables arising under any Ineligible Designated Servicing Agreement. Each Receivable arises from an Advance or Deferred Servicing Fee for which HLSS is entitled to reimbursement or payment, as applicable, pursuant to a Designated Servicing Agreement.
(vi)    Assignment Permitted under Servicing Agreements. Each Receivable arising under a Designated Servicing Agreement is fully transferable and such transfer will not violate the terms of, or require the consent of any Person under the related Designated Servicing Agreement or any other document or agreement to which HLSS is a party or to which its assets or properties are subject (other than any consents that have been obtained).
(vii)    Reimbursement or Payment of Receivables. HLSS has no reason to believe that at the time of the transfer of any Receivables to the Depositor pursuant hereto, such Receivables will not be reimbursed or paid in full.
(viii)    No Fraud. As of any Sale Date, with respect to the Receivables transferred on such date, no Receivable has been identified by HLSS or reported to OLS by the related MBS Trustee as having resulted from fraud perpetrated by any Person.
(ix)    No Impairment of HLSS’s Rights. As of the Closing Date, or as of any Sale Date with respect to any Receivables sold on such date, neither HLSS nor any other Person has taken any action that, or failed to take any action the omission of which, would materially impair its rights or the rights of its assignees, with respect to any Receivables.
(x)    No Defenses. As of the related Sale Date, each Receivable represents valid entitlement to be paid, has not been reimbursed or paid in whole or in part or been compromised, adjusted, extended, satisfied, subordinated, rescinded, waived, amended or modified, and is not subject to compromise, adjustment, extension, satisfaction, subordination, rescission, set-off, counterclaim, defense, waiver, amendment or modification by any Person.
(xi)    No Action to Impair Collectability. HLSS has not taken (or omitted to take) and will not take (or omit to take), and has no notice that any other Person has taken (or omitted to take) or will take (or omit to take) any action that could impair the collectability of any Receivable.
(xii)    No Pending Proceedings. There are no proceedings pending, or, to the best of HLSS’s knowledge, threatened, wherein any governmental agency has (A) alleged that any Receivable is illegal or unenforceable, (B) asserted the invalidity of any Receivable or (C) sought any determination or ruling that might adversely affect the payment or enforceability of any Receivable.
(xiii)    HLSS’s Reporting Obligations. With respect to each Receivable, HLSS is not aware of any circumstances which could reasonably be expected to make it unable to perform its reporting obligations as set forth in the Indenture in any material respect.
(xiv)    UCC Classification. No Receivable is secured by “real property” or “fixtures” or evidenced by an “instrument” under and as defined in the UCC. The Aggregate Receivables constitute “general intangibles,” “accounts,” or “payment intangibles” within the meaning of the applicable UCC.
(xv)    Enforceability; Compliance with Laws. Each Receivable is enforceable in accordance with its terms set forth in the related Designated Servicing Agreement. Each Advance complied with all applicable laws, including those relating to consumer protection, is valid and enforceable and, at the time it is sold to the Depositor, will not be subject to any set-off, counterclaim or other defense to payment by the Obligor, the related securitization trust, the related MBS Trustee, or any other party.
(xvi)    No Consent Required. Each Receivable is assignable by HLSS, and by the Depositor and its successors and assigns, without the consent of any other Person (except any such consent that shall have been obtained), and upon acquiring the Receivables the Issuer will have the right to pledge the Receivables without the consent of any other Person (except any such consent that shall have been obtained) and without any other restrictions on such pledge.
(xvii)    No Government Receivables. No Receivable is due from the United States of America or any state or from any agency, department or instrumentality of the United States of America or any state thereof.
(xviii)    Schedule of Receivables. The information set forth in the Schedule of Receivables hereto shall be true and correct in all material respects as of the date of this Agreement and each Funding Date.
(c)    Survival. It is understood and agreed that the representations and warranties set forth in Section 5(a) and Section 5(b) shall continue throughout the term of this Agreement but that the representations and warranties in Section 5(b) are made only on the Sale Date for each Receivable.
It is understood and agreed that the representations and warranties made by HLSS, as receivables seller and as servicer (on and after the respective MSR Transfer Dates), pursuant to this Agreement, on which the Depositor and the Issuer are relying in accepting the Receivables, on which the Depositor is relying in executing this Agreement, on which the Issuer is relying in executing the Receivables Pooling Agreement and on which the Noteholders are relying in purchasing the Notes, and the rights and remedies of the Depositor and its assignees under this Agreement against HLSS pursuant to this Agreement, inure to the benefit of the Depositor, the Issuer, the Indenture Trustee for the benefit of the Noteholders, as the assignees of HLSS’s rights hereunder. Such representations and warranties and the rights and remedies for the breach thereof shall survive the sale and/or contribution, assignment, transfer and conveyance of any Receivables from HLSS to the Depositor and its assignees, and the pledge thereof by the Issuer to the Indenture Trustee for the benefit of the Noteholders and shall be fully exercisable by the Indenture Trustee for the benefit of the Noteholders.
(d)    Remedies Upon Breach.
(i)    HLSS shall inform the Indenture Trustee and the Administrative Agent promptly, in writing, upon the discovery of any breach of its representations, warranties or covenants hereunder.
(ii)    In the case of any breach of any representation or warranty set forth in Section 4(b), unless such breach of representation and warranty shall have been cured or waived within thirty (30) days after the earlier to occur of the discovery of such breach by HLSS or receipt of written notice of such breach by HLSS, such that such representation and warranty shall be true and correct in all material respects as if made on such day, and HLSS shall have delivered to the Indenture Trustee an officer’s certificate describing the nature of such breach and the manner in which the relevant representation and warranty became true and correct or the breach was otherwise cured, HLSS shall either repurchase the affected Receivables or indemnify its assignees (including the Depositor, the Issuer, the Indenture Trustee and each of their respective assignees), against and hold its assignees (including the Depositor, the Issuer, the Indenture Trustee and each of their respective assignees) harmless from any cost, liability and expense, including, without limitation, reasonable attorneys’ fees and expenses, whether incurred in enforcement proceedings between the parties or otherwise, incurred as a result of, or arising from, such breach, the amount of which shall equal the related Indemnity Payment, the amount of which shall equal the Receivables Balance of any affected Receivable; provided, that any unpaid amount shall be payable at such time only if either (i) the Collateral Test is not satisfied, to the extent necessary to satisfy the Collateral Test or (ii) the Full Amortization Period is in effect. For the avoidance of doubt, in the event the Full Amortization Period is not in effect and the Collateral Test is satisfied on the date the obligation to make such Indemnity Payment first arises, the requirement to make such outstanding Indemnity Payment shall be applied on any subsequent date to the extent the Collateral Test is not satisfied or the Full Amortization Period is in effect on such subsequent date. This Section 5(d) sets forth the exclusive remedy for a breach of representation, warranty or covenant by HLSS pertaining to a Receivable. Notwithstanding the foregoing, the breach of any representation, warranty or covenant shall not be waived by the Issuer under any circumstances without the consent of the Majority Noteholders of all Outstanding Notes that are not Variable Funding Notes and the Series Required Noteholders for each Series of Variable Funding Notes that are Outstanding.
Section 6.    Termination.
This Agreement (a) may not be terminated prior to the termination of the Indenture and (b) may be terminated at any time thereafter by any party hereto upon written notice to the other parties.
Section 7.    General Covenants of OLS, as Initial Receivables Seller (for certain Designated Servicing Agreements prior to the final MSR Transfer Date) and Servicer (for certain Designated Servicing Agreements prior to the final MSR Transfer Date).
OLS covenants and agrees that, from the date of this Agreement until the final MSR Transfer Date has occurred with respect to all Designated Servicing Agreements:
(a)    Bankruptcy. OLS agrees that it shall comply with Section 14(j). OLS has not engaged in and does not expect to engage in a business for which its remaining property represents an unreasonably small capitalization. OLS will not transfer any of the OLS Receivables with an intent to hinder, delay or defraud any Person.
(b)    Legal Existence. OLS shall do or cause to be done all things necessary on its part to preserve and keep in full force and effect its existence in the jurisdiction of its formation, and to maintain each of its licenses, approvals, registrations and qualifications in all jurisdictions in which its ownership or lease of property or the conduct of its business requires such licenses, approvals, registrations or qualifications, except for failures to maintain any such licenses, approvals, registrations or qualifications which cannot be subsequently cured for the purpose of enforcing contracts and which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the enforceability, value or collectability of the OLS Receivables.
(c)    Compliance With Laws. OLS shall comply with all laws, rules, regulations and orders of any governmental authority applicable to its operation, the noncompliance with which would reasonably be expected to have a material adverse effect on the enforceability, value or collectability of the OLS Receivables.
(d)    Taxes. OLS shall pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income and profits, or upon any of its property or any part thereof, before the same shall become in default; provided that OLS shall not be required to pay and discharge any such tax, assessment, charge or levy so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and OLS shall have set aside adequate reserves, or so long as the failure to pay any such tax, assessment, charge or levy would not have a material adverse effect on the enforceability, value or collectability of the OLS Receivables.
(e)    Amendments to Designated Servicing Agreements. OLS hereby covenants and agrees not to expressly consent to any amendment to the Designated Servicing Agreements except for such amendments that would have no adverse effect upon the collectability or timing of payment of any of the OLS Receivables or the performance of OLS’s obligations under the Transaction Documents or otherwise adversely affect the interest of the Noteholders, any Supplement Credit Enhancement Provider or any Liquidity Provider, without the prior written consent of the Administrative Agent and the Majority Noteholders of all Outstanding Notes that are not Variable Funding Notes and the Series Required Noteholders for each Series of Variable Funding Notes that are Outstanding. OLS will, within five (5) Business Days following the effectiveness of such amendments, deliver to the Indenture Trustee copies of all such amendments.
(f)    Keeping of Records and Books of Account. OLS shall maintain documents, books, records and other information which is reasonably necessary for the collection of all OLS Receivables (including, without limitation, records adequate to permit the prompt identification of each new OLS Receivable and all collections of, and adjustments to, each existing OLS Receivable) and such documents, books, records and other information shall be complete and accurate in all material respects.
(g)    Fidelity Bond and Errors and Omissions Insurance. OLS, as servicer, shall obtain and maintain at its own expense and keep in full force and effect so long as it is servicing the mortgage loans related to the OLS Receivables, a blanket fidelity bond and an errors and omissions insurance policy with one or more insurers covering its officers and employees and other persons acting on its behalf in connection with its activities under the Transaction Documents meeting the criteria required by the Designated Servicing Agreements. Coverage of OLS, as servicer or subservicer under a policy or bond obtained by an Affiliate of OLS and providing the coverage required by this subsection (h) shall satisfy the requirements of this subsection (h). OLS will promptly report in writing to HLSS any material changes that may occur in its fidelity bonds, if any, and/or its errors and omissions insurance policies, as the case may be, and will furnish to HLSS copies of all binders and polices or certificates evidencing that such bonds, if any, and insurance policies are in full force and effect.
(h)    No Adverse Claims, Etc. Against Receivables and Trust Property. OLS hereby covenants that, except for the transfer under the Purchase Agreement, the transfer hereunder and as of any date on which OLS Additional Receivables are transferred, it will not sell, pledge, assign or transfer to any other Person, or grant, create, incur or assume any Adverse Claim on any of the OLS Receivables, or any interest therein (other than Permitted Liens). OLS shall notify HLSS and its designees of the existence of any Adverse Claim (other than as provided above) on any OLS Receivable promptly upon discovery thereof; and OLS shall use commercially reasonable efforts to defend the right, title and interest of HLSS and its assignees in, to and under the OLS Receivables against all claims of third parties claiming through or under it; provided, however, that nothing in this Section 7 shall be deemed to prohibit any Adverse Claims for municipal or other local taxes and other governmental charges if such taxes or governmental charges shall not at the time be due and payable or if OLS shall currently be contesting the validity thereof in good faith by appropriate Proceedings. In addition, upon HLSS’ reasonable request and at HLSS’ expense, OLS shall take all actions as may be necessary to ensure that, if this Agreement were deemed to create, or does create, a security interest in the OLS Receivables and the other OLS Transferred Assets, such security interest would be a perfected security interest of first priority under applicable law and will be maintained as such until the Receivables Sale Termination Date.
(i)    Taking of Necessary Actions. OLS shall perform all necessary actions reasonably requested by HLSS to sell and/or contribute, assign, transfer and convey the OLS Receivables to HLSS and its assigns, including the Issuer, including, without limitation, any necessary notifications to the MBS Trustees or other parties.
(j)    Ownership. OLS will take all necessary actions reasonably requested by HLSS to establish and maintain, irrevocably in HLSS, legal and equitable title to the OLS Receivables and the related OLS Transferred Assets, free and clear of any Adverse Claim other than Permitted Liens.
(k)    Name Change, Offices and Records. In the event OLS makes any change to its name (within the meaning of Section 9-507(c) of any applicable enactment of the UCC), type or jurisdiction of organization or location of its books and records, it shall notify HLSS, the Depositor, the Issuer and the Indenture Trustee thereof and (except with respect to a change of location of books and records) shall deliver to HLSS, the Depositor, the Issuer and the Indenture Trustee not later than thirty (30) days after the effectiveness of such change (i) if HLSS, the Depositor, the Issuer or the Indenture Trustee shall so request, an opinion of outside counsel to OLS, in form and substance reasonably satisfactory to HLSS, the Depositor, the Issuer and the Indenture Trustee, as to the grant or assignment from OLS to HLSS of a security interest in the OLS Receivables, if the transfers thereof by OLS to HLSS are determined not to be true sales, and as to the perfection and priority of HLSS’s security interest in the OLS Receivables in such event, and (ii) such other documents and instruments that HLSS, the Depositor, the Issuer or the Indenture Trustee may reasonably request in connection therewith and shall take all other steps to ensure that HLSS continues to have a first priority, perfected security interest in the OLS Additional Receivables and the related OLS Transferred Assets.
(l)    Location of Jurisdiction of Organization and Records. In the case of a change in the jurisdiction of organization of OLS or in the case of a change in the “location” of OLS for purposes of Section 9-307 of the UCC, OLS must take all actions necessary or reasonably requested by HLSS to amend its existing financing statements and continuation statements, and file additional financing statements and to take any other steps reasonably requested by HLSS to further perfect or evidence the rights, claims or security interests of any of OLS or any assignee or beneficiary of HLSS’s rights under this Agreement.
(m)    Reserved.
(n)    Amendments to the Purchase Agreement. OLS, hereby covenants and agrees not to amend the Purchase Agreement in any way that adversely affects the sale, assignment, transfer and conveyance of OLS Transferred Assets hereunder, without the prior written consent of the Administrative Agent.
Section 8.    General Covenants of HLSS, as Receivables Seller and Servicer (on and after the respective MSR Transfer Dates).
HLSS covenants and agrees that, from the date of this Agreement until the termination of the Indenture:
(a)    Bankruptcy. HLSS agrees that it shall comply with Section 14(j). HLSS has not engaged in and does not expect to engage in a business for which its remaining property represents an unreasonably small capitalization. HLSS will not transfer any of the Aggregate Receivables with an intent to hinder, delay or defraud any Person.
(b)    Legal Existence. HLSS shall do or cause to be done all things necessary on its part to preserve and keep in full force and effect its existence in the jurisdiction of its formation, and to maintain each of its licenses, approvals, registrations and qualifications in all jurisdictions in which its ownership or lease of property or the conduct of its business requires such licenses, approvals, registrations or qualifications, except for failures to maintain any such licenses, approvals, registrations or qualifications which cannot be subsequently cured for the purpose of enforcing contracts and which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the financial conditions, operations or the ability of HLSS, the Depositor or the Issuer to perform its obligations hereunder or under any of the other Transaction Documents.
(c)    Compliance With Laws. HLSS shall comply in all material respects with all laws, rules, regulations and orders of any governmental authority applicable to its operation, the noncompliance with which would reasonably be expected to have a material adverse effect on the financial condition, operations or the ability of HLSS, the Depositor or the Issuer to perform their obligations hereunder or under any of the other Transaction Documents.
(d)    Taxes. HLSS shall pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income and profits, or upon any of its property or any part thereof, before the same shall become in default; provided that HLSS shall not be required to pay and discharge any such tax, assessment, charge or levy so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings, or so long as the failure to pay any such tax, assessment, charge or levy would not have a material adverse effect on the ability of HLSS to perform its obligations hereunder. HLSS shall have set aside on its books adequate reserves with respect to any such tax, assessment, charge or levy so contested.
(e)    Compliance with Representations and Warranties. HLSS covenants that it shall conduct its business such that it will continually comply with all of its representations and warranties made in Section 5(a).
(f)    Amendments to Designated Servicing Agreements. HLSS hereby covenants and agrees not to expressly consent to any amendment to the Designated Servicing Agreements except for such amendments that would have no adverse effect upon the collectability or timing of payment of any of the Aggregate Receivables or the performance of HLSS’s, the Depositor’s or the Issuer’s obligations under the Transaction Documents or otherwise adversely affect the interest of the Noteholders, any Supplement Credit Enhancement Provider or any Liquidity Provider, without the prior written consent of the Administrative Agent, the Majority Noteholders of all Outstanding Notes that are not Variable Funding Notes and the Series Required Noteholders for each Series of Variable Funding Notes that are Outstanding and of each Supplemental Credit Enhancement Provider. HLSS will, within five (5) Business Days following the effectiveness of such amendments, deliver to the Indenture Trustee copies of all such amendments.
(g)    Maintenance of Security Interest. HLSS shall from time to time, at its own expense, execute and file such additional financing statements (including continuation statements) as may be necessary to ensure that at any time the interest of the Depositor, the Issuer, the Indenture Trustee and the Noteholders and any Supplemental Credit Enhancement Provider and any Liquidity Provider in all of the Aggregate Receivables is fully protected in accordance with the UCC.
(h)    Keeping of Records and Books of Account. HLSS shall maintain accurate, complete and correct documents, books, records and other information which is reasonably necessary for the collection of all Aggregate Receivables (including, without limitation, records adequate to permit the prompt identification of each new Receivable and all collections of, and adjustments to, each existing Receivable).
(i)    Fidelity Bond and Errors and Omissions Insurance. HLSS shall cause the Servicer or the Subservicer to obtain and maintain at its own expense and keep in full force and effect so long as it is servicing the mortgage loans related to the Receivables, a blanket fidelity bond and an errors and omissions insurance policy with one or more insurers covering its officers and employees and other persons acting on its behalf in connection with its activities under the Transaction Documents meeting the criteria required by the Designated Servicing Agreements. In the case of OLS as Servicer or Subservicer, coverage of OLS, as servicer or subservicer under a policy or bond obtained by an Affiliate of OLS and providing the coverage required by this subsection (i) shall satisfy the requirements of this subsection (i). HLSS shall cause the Servicer or the Subservicer to promptly report in writing to the Depositor any material changes that may occur in its fidelity bonds, if any, and/or its errors and omissions insurance policies, as the case may be, and cause the Servicer or Subservicer to furnish to the Depositor copies of all binders and polices or certificates evidencing that such bonds, if any, and insurance policies are in full force and effect.
(j)    No Adverse Claims, Etc. Against Receivables and Trust Property. HLSS hereby covenants that, except for the transfer hereunder and as of any date on which Additional Receivables are transferred, it will not sell, pledge, assign or transfer to any other Person, or grant, create, incur or assume any Adverse Claim on any of the Aggregate Receivables, or any interest therein (other than Permitted Liens). HLSS shall notify the Depositor and its designees of the existence of any Adverse Claim (other than as provided above) on any Receivable immediately upon discovery thereof; and HLSS shall defend the right, title and interest of the Depositor and its assignees in, to and under the Receivables against all claims of third parties claiming through or under it; provided, however, that nothing in this Section 8 shall be deemed to apply to any Adverse Claims for municipal or other local taxes and other governmental charges if such taxes or governmental charges shall not at the time be due and payable or if HLSS shall currently be contesting the validity thereof in good faith by appropriate Proceedings. In addition, HLSS shall take all actions as may be necessary to ensure that, if this Agreement were deemed to create, or does create, a security interest in the Receivables and the other Transferred Assets, such security interest would be a perfected security interest of first priority under applicable law and will be maintained as such until the Receivables Sale Termination Date.
(k)    Taking of Necessary Actions. HLSS shall perform all actions necessary to sell and/or contribute, assign, transfer and convey the Aggregate Receivables to the Depositor and its assigns, including the Issuer, including, without limitation, any necessary notifications to the MBS Trustees or other parties.
(l)    Ownership. HLSS will take all necessary action to establish and maintain, irrevocably in the Depositor, legal and equitable title to the Aggregate Receivables and the related Transferred Assets, free and clear of any Adverse Claim (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) in all appropriate jurisdictions to perfect the Depositor’s interest in such Aggregate Receivables and related Transferred Assets and such other action to perfect, protect or more fully evidence the interest of the Depositor or the Indenture Trustee (as the Depositor’s assignee) may reasonably request) other than Permitted Liens.
(m)    Depositor’s Reliance. HLSS acknowledges that the Indenture Trustee and the Noteholders are entering into the transactions contemplated by the Transaction Documents in reliance upon the Depositor’s and Issuer’s identity as a legal entity that is separate from it. Therefore, from and after the date of execution and delivery of this Agreement, HLSS will take, and will cause its subsidiaries to take, all reasonable steps to maintain each of the Depositor’s and Issuer’s identity as a separate legal entity and to make it manifest to third parties that each of the Depositor and the Issuer is an entity with assets and liabilities distinct from those of HLSS. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, HLSS (i) will not hold itself out, nor permit its subsidiaries to hold themselves out, to third parties as liable for the debts of either the Depositor or the Issuer nor purport to own the Aggregate Receivables and other related Transferred Assets and (ii) will take and will cause its subsidiaries to take all other actions necessary to ensure that the facts and assumptions regarding it set forth in the opinion issued by Sidley Austin LLP, dated the Closing Date, relating to certain bankruptcy issues remain true and correct in all material respects at all times.
(n)    Name Change, Offices and Records. In the event HLSS makes any change to its name (within the meaning of Section 9-507(c) of any applicable enactment of the UCC), type or jurisdiction of organization or location of its books and records, it shall notify the Depositor and the Indenture Trustee thereof and (except with respect to a change of location of books and records) shall deliver to the Indenture Trustee not later than thirty (30) days after the effectiveness of such change (i) such financing statements (Forms UCC1 and UCC3) which the Indenture Trustee (acting at the direction of the Administrative Agent) may reasonably request to reflect such name change, or change in type or jurisdiction of organization, (ii) if the Indenture Trustee shall so request, an opinion of outside counsel to HLSS, in form and substance reasonably satisfactory to the Indenture Trustee, as to the grant or assignment from HLSS to the Depositor of a security interest in the Aggregate Receivables, if the transfers thereof by HLSS to the Depositor are determined not to be true sales, and as to the perfection and priority of the Depositor’s security interest in the Aggregate Receivables in such event, and (iii) such other documents and instruments that the Indenture Trustee (acting at the direction of the Administrative Agent) may reasonably request in connection therewith and shall take all other steps to ensure that the Depositor continues to have a first priority, perfected security interest in the Aggregate Receivables and the related Transferred Assets.
(o)    Location of Jurisdiction of Organization and Records. In the case of a change in the jurisdiction of organization of HLSS or in the case of a change in the “location” of HLSS for purposes of Section 9-307 of the UCC, HLSS must take all actions necessary or reasonably requested by the Depositor, the Issuer, the Administrative Agent or the Indenture Trustee to amend its existing financing statements and continuation statements, and file additional financing statements and to take any other steps reasonably requested by the Depositor, the Issuer, the Administrative Agent or the Indenture Trustee to further perfect or evidence the rights, claims or security interests of any of HLSS, the Depositor, the Issuer or any assignee or beneficiary of the Issuer’s rights under this Agreement, including the Indenture Trustee on behalf of the Noteholders under any of the Transaction Documents.
(p)    Servicing Policies. HLSS shall cause the Servicer or the Subservicer to provide notice to the Administrative Agent fifteen (15) days prior to the effectiveness of any material changes to the Servicer’s or the Subservicer’s policies or procedures relating to property valuation or stop advance modeling.
(q)    Amendments to the Purchase Agreement. HLSS hereby covenants and agrees not to amend the Purchase Agreement in any way that relates to the sale and/or contribution, assignment, transfer and conveyance of Transferred Assets hereunder, without the prior written consent of the Administrative Agent.
Section 9.    Grant Clause.
(a)    It is intended that the conveyances by OLS on and after the Closing Date of OLS’s right, title and interest in, to and under the OLS Receivables and of the OLS Transferred Assets to HLSS pursuant to this Agreement shall constitute, and shall be construed as, sales and not as grants of security interests to secure one or more loans. However, if any of such conveyances are deemed to be in respect of a loan, it is intended that: (a) the rights and obligations of the parties shall be established pursuant to the terms of this Agreement and (b) this Agreement shall constitute a security agreement under applicable law. OLS will, at HLSS’s reasonable request and at HLSS’ expense, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in such OLS Receivables and the OLS Transferred Assets, such security interest would be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. In connection with the foregoing, OLS hereby grants to HLSS a first priority security interest in all of its right, title and interest in, to and under, whether now owned or hereafter acquired, such OLS Receivables and the OLS Transferred Assets to secure payment of a debt equal to the purchase price paid for such OLS Receivables and the OLS Transferred Assets. OLS will, at its own expense, make all initial filings on or about the Closing Date.
(b)    It is the intention of the parties hereto that each transfer and assignment contemplated by this Agreement shall constitute an absolute sale or contribution, as applicable, of the related Aggregate Receivables from HLSS to the Depositor and that the Receivables shall not be part of HLSS’s estate or otherwise be considered property of HLSS in the event of the bankruptcy, receivership, insolvency, liquidation, conservatorship or similar proceeding relating to HLSS or any of its property. However, if any of such conveyances are deemed to be in respect of a loan, it is intended that: (a) the rights and obligations of the parties shall be established pursuant to the terms of this Agreement and (b) this Agreement shall constitute a security agreement under applicable law. HLSS will, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Aggregate Receivables and the other Transferred Assets to secure payment or performance of an obligation, such security interest would be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. HLSS will, at its own expense, make all initial filings on or about the Closing Date, and shall forward a copy of such filing or filings to the Indenture Trustee. In connection with the foregoing, HLSS hereby grants to the Depositor a first priority security interest in all of its right, title and interest in, to and under, whether now owned or hereafter acquired, the Aggregate Receivables and the other Transferred Assets to secure payment of such loan
Each of OLS and HLSS and their respective assignees, successors and designees hereby authorizes the Depositor and its assignees, successors and designees to file one or more UCC financing statements, financing statement amendments and continuation statements to perfect the security interests described herein and to maintain the perfection of the such security interests.
Section 10.    Conveyance by Depositor; Grant by Issuer.
Each of the Depositor and the Issuer shall have the right, upon notice to but without the consent of HLSS, to Grant, in whole or in part, its interest under this Agreement with respect to the Receivables to the Issuer and to the Indenture Trustee, respectively, and the Indenture Trustee then shall succeed to all rights of the Depositor under this Agreement. All references to the Depositor in this Agreement shall be deemed to include its assignee or designee, specifically including the Issuer and the Indenture Trustee.
Section 11.    Protection of Indenture Trustee’s Security Interest in Trust Estate.
(a)    HLSS shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit the reader thereof to know at any time following reasonable prior notice delivered to it, the status of such Receivable, including payments and recoveries made and payments owing. The Schedule of Receivables has been delivered to the Indenture Trustee and shall remain in its possession or control.
(b)    HLSS will maintain its computer records so that, from and after the Grant of the security interest under the Indenture, HLSS’s master computer records (including any back-up archives) that refer to any Receivables indicate that the Receivables are owned by the Issuer and pledged to the Indenture Trustee on behalf of the Noteholders. Indication of the Indenture Trustee’s interest in a Receivable shall be deleted from or modified on HLSS’s records when, and only when, the Receivable has been paid in full or released from the lien of the Indenture pursuant to the Indenture.
Section 12.    Indemnification by OLS.
(a)    Without limiting any other rights that a OLS Indemnified Party may have hereunder or under applicable law, OLS agrees to indemnify each OLS Indemnified Party from and against any and all OLS Indemnification Amounts which may be imposed on, incurred by or asserted against a OLS Indemnified Party in any way arising out of or relating to any breach of OLS’s obligations under this Agreement, excluding, however, OLS Indemnification Amounts to the extent resulting from (1) the negligence or willful misconduct on the part of such OLS Indemnified Party , (2) the failure of a particular Mortgage Pool to generate sufficient cash flow to pay the OLS Receivables attributable to that Mortgage Pool, or (3) related to any obligations of HLSS, Issuer or Depositor under any financing document, including the Notes.
(b)    Without limiting or being limited by the foregoing, OLS shall pay on demand to each OLS Indemnified Party any and all amounts necessary to indemnify such OLS Indemnified Party from and against any and all OLS Indemnification Amounts relating to or resulting from:
(i)    reliance on any representation or warranty made by OLS under or in connection with this Agreement, any Transaction Document, any report or any other written information delivered by it pursuant hereto which shall have been incorrect in any material respect when made or deemed made or delivered;
(ii)    the failure by OLS to comply with any term, provision or covenant contained in this Agreement, or any agreement executed by it in connection with this Agreement or any other Transaction Document or with any applicable law, rule or regulation with respect to any Receivable, or the nonconformity of any Receivable with any such applicable law, rule or regulation;
(iii)    the failure of this Agreement to vest and maintain vested in HLSS, or to transfer, to HLSS, legal and equitable title to and ownership of the OLS Additional Receivables which are, or are purported to be, Receivables, together with all collections in respect thereof, free and clear of any adverse claim (except as permitted hereunder) whether existing at the time of the transfer of such Receivable or at any time thereafter; or
(iv)    the removal of OLS or any OFC-Owned Servicer as Servicer or Subservicer with respect to any of the Designated Servicing Agreements by the related MBS Trustee (in the case of Designated Servicing Agreements that are not Whole Loan Servicing Agreements) or the related owner (in the case of Designated Servicing Agreements that are Whole Loan Servicing Agreements) on account of a failure to satisfy any condition to transfer of servicing as prescribed in the related Designated Servicing Agreement.
(c)    Any OLS Indemnification Amounts subject to the indemnification provisions of this Section 12 shall be paid to the OLS Indemnified Party within five (5) Business Days following demand therefor. “OLS Indemnified Party” means any of HLSS, the Depositor, the Issuer and the Indenture Trustee. “OLS Indemnification Amounts” means any and all claims, losses, liabilities, obligations, damages, penalties, actions, judgments, suits, and related reasonable costs and reasonable expenses of any nature whatsoever, including reasonable attorneys’ fees and disbursements, incurred by a OLS Indemnified Party with respect to this Agreement as a result of a breach by OLS, as described in Section 12(a), including without limitation, the enforcement hereof.
(d)    (1) Promptly after a OLS Indemnified Party shall have been served with the summons or other first legal process or shall have received written notice of the threat of a claim in respect of which an indemnity may be claimed against OLS under this Section 12, the OLS Indemnified Party shall notify OLS in writing of the service of such summons, other legal process or written notice, giving information therein as to the nature and basis of the claim, but failure so to notify OLS shall not relieve OLS from any liability which it may have hereunder or otherwise except to the extent that OLS is prejudiced by such failure so to notify OLS.
(i)    OLS will be entitled, at its own expense, to participate in the defense of any such claim or action and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such OLS Indemnified Party, and, after notice from OLS to such OLS Indemnified Party that OLS wishes to assume the defense of any such action, OLS will not be liable to such OLS Indemnified Party under this Section 12 for any legal or other expenses subsequently incurred by such OLS Indemnified Party in connection with the defense of any such action unless, (A) the defendants in any such action include both the OLS Indemnified Party and OLS, and the OLS Indemnified Party (upon the advice of counsel) shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to OLS, or one or more OLS Indemnified Parties, and which in the reasonable judgment of such counsel are sufficient to create a conflict of interest for the same counsel to represent both OLS and such OLS Indemnified Party, (B) OLS shall not have employed counsel reasonably satisfactory to the OLS Indemnified Party to represent the OLS Indemnified Party within a reasonable time after notice of commencement of the action, or (C) OLS shall have authorized in writing the employment of counsel for the OLS Indemnified Party at OLS’s expense; then, in any such event, such OLS Indemnified Party shall have the right to employ its own counsel in such action, and the reasonable fees and expenses of such counsel shall be borne by OLS; provided, however, that OLS shall not in connection with any such action or separate but substantially similar or related actions arising out of the same general allegations or circumstances, be liable for any fees and expenses of more than one firm of attorneys at any time for all OLS Indemnified Parties. Each OLS Indemnified Party, as a condition of the indemnity agreement contained herein, shall use its commercially reasonable efforts to cooperate with OLS in the defense of any such action or claim.
(ii)    OLS shall not, without the prior written consent of any OLS Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which such OLS Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such OLS Indemnified Party, unless such settlement includes an unconditional release of such OLS Indemnified Party from all liability on claims that are the subject matter of such proceeding or threatened proceeding.
Section 13.    Indemnification by HLSS.
(a)    Without limiting any other rights that an Indemnified Party may have hereunder or under applicable law, HLSS agrees to indemnify each Indemnified Party from and against any and all Indemnification Amounts which may be imposed on, incurred by or asserted against an Indemnified Party in any way arising out of or relating to any breach of HLSS’s obligations under this Agreement or the ownership of the Aggregate Receivables or in respect of any Receivable, excluding, however, Indemnification Amounts to the extent resulting from (1) the negligence or willful misconduct on the part of such Indemnified Party or (2) the failure of a particular Mortgage Pool to generate sufficient cash flow to pay the Receivables attributable to that Mortgage Pool.
(b)    Without limiting or being limited by the foregoing, HLSS shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnification Amounts relating to or resulting from:
(i)    reliance on any representation or warranty made by HLSS under or in connection with this Agreement, any other Transaction Document, any report or any other information delivered by it pursuant hereto, which shall have been incorrect in any material respect when made or deemed made or delivered;
(ii)    the failure by HLSS to comply with any term, provision or covenant contained in this Agreement, or any agreement executed by it in connection with this Agreement or any other Transaction Document or with any applicable law, rule or regulation with respect to any Receivable, or the nonconformity of any Receivable with any such applicable law, rule or regulation;
(iii)    the failure of this Agreement to vest and maintain vested in the Depositor, or to transfer, to the Depositor, legal and equitable title to and ownership of the Aggregate Receivables which are, or are purported to be, Receivables, together with all collections in respect thereof, free and clear of any adverse claim (except as permitted hereunder) whether existing at the time of the transfer of such Receivable or at any time thereafter; or
(iv)    the removal of HLSS, OLS or any OFC-Owned Servicer as Servicer or Subservicer with respect to any of the Designated Servicing Agreements by the related MBS Trustee (in the case of Designated Servicing Agreements that are not Whole Loan Servicing Agreements) or the related owner (in the case of Designated Servicing Agreements that are Whole Loan Servicing Agreements) on account of a failure to satisfy any condition to transfer of servicing as prescribed in the related Designated Servicing Agreement.
(c)    Any Indemnification Amounts subject to the indemnification provisions of this Section 13 shall be paid to the Indemnified Party within five (5) Business Days following demand therefor. “Indemnified Party” means any of the Depositor, the Issuer and the Indenture Trustee. “Indemnification Amounts” means any and all claims, losses, liabilities, obligations, damages, penalties, actions, judgments, suits, and related reasonable costs and reasonable expenses of any nature whatsoever, including reasonable attorneys’ fees and disbursements, incurred by an Indemnified Party with respect to this Agreement as a result of a breach by HLSS, as described in Section 13(a), including without limitation, the enforcement hereof.
(d)    (1) Promptly after an Indemnified Party shall have been served with the summons or other first legal process or shall have received written notice of the threat of a claim in respect of which an indemnity may be claimed against HLSS under this Section 13, the Indemnified Party shall notify HLSS in writing of the service of such summons, other legal process or written notice, giving information therein as to the nature and basis of the claim, but failure so to notify HLSS shall not relieve HLSS from any liability which it may have hereunder or otherwise except to the extent that HLSS is prejudiced by such failure so to notify HLSS.
(i)    HLSS will be entitled, at its own expense, to participate in the defense of any such claim or action and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party, and, after notice from HLSS to such Indemnified Party that HLSS wishes to assume the defense of any such action, HLSS will not be liable to such Indemnified Party under this Section 13 for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense of any such action unless, (A) the defendants in any such action include both the Indemnified Party and HLSS, and the Indemnified Party (upon the advice of counsel) shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to HLSS, or one or more Indemnified Parties, and which in the reasonable judgment of such counsel are sufficient to create a conflict of interest for the same counsel to represent both HLSS and such Indemnified Party, (B) HLSS shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of commencement of the action, or (C) HLSS shall have authorized the employment of counsel for the Indemnified Party at HLSS’s expense; then, in any such event, such Indemnified Party shall have the right to employ its own counsel in such action, and the reasonable fees and expenses of such counsel shall be borne by HLSS; provided, however, that HLSS shall not in connection with any such action or separate but substantially similar or related actions arising out of the same general allegations or circumstances, be liable for any fees and expenses of more than one firm of attorneys at any time for all Indemnified Parties. Each Indemnified Party, as a condition of the indemnity agreement contained herein, shall use its commercially reasonable efforts to cooperate with HLSS in the defense of any such action or claim.
(ii)    HLSS shall not, without the prior written consent of any Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding or threatened proceeding.
Section 14.    Miscellaneous.
(a)    Amendment. This Agreement may not be amended except by an instrument in writing signed by OLS (prior to the final MSR Transfer Date), HLSS and the Depositor upon delivery of an Issuer Tax Opinion (unless the delivery of an Issuer Tax Opinion is waived by the Issuer, the Administrator and the Administrative Agent on behalf of the Noteholders) and with the written consent of the Administrative Agent. In addition, so long as the Notes are outstanding, this Agreement may not be amended unless either (x) the Majority Noteholders of all Outstanding Notes that are not Variable Funding Notes and the Series Required Noteholders for each Series of Variable Funding Notes that are Outstanding have consented thereto or (y) (i) the amendment is for a purpose for which the Indenture could be amended without any Noteholder consent and (ii) HLSS shall have delivered to the Indenture Trustee an officer’s certificate to the effect that HLSS reasonably believes that any such amendment could not have a material Adverse Effect and is not reasonably expected to have a material Adverse Effect on the Noteholders of the Notes at any time in the future. Any such amendment requested by HLSS shall be at its own expense. HLSS shall promptly notify each Note Rating Agency of any amendment of this Agreement or of the Receivables Pooling Agreement, and shall furnish a copy of any such amendment to each such Note Rating Agency.
(b)    Binding Nature; Assignment. The covenants, agreements, rights and obligations contained in this Agreement shall be binding upon the successors and assigns of OLS and HLSS and shall inure to the benefit of the successors and assigns of HLSS and the Depositor, and all persons claiming by, through or under HLSS or the Depositor.
(c)    Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.
(d)    Severability of Provisions. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non‑authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.
(e)    Governing Law. This Agreement AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES HERETO, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES HERETO shall be governed by and construed in accordance with the laws of the State of New York (without reference to the conflicts of laws principles thereof other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).
(f)    Counterparts. This Agreement may be executed in several counterparts and all so executed shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the original or the same counterpart. Any counterpart hereof signed by a party against whom enforcement of this Agreement is sought shall be admissible into evidence as an original hereof to prove the contents thereof. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.
(g)    Indulgences; No Waivers. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or future exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.
(h)    Headings Not to Affect Interpretation. The headings contained in this Agreement are for convenience of reference only, and they shall not be used in the interpretation hereof.
(i)    Benefits of Agreement. Nothing in this Agreement, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder, any benefit of any legal or equitable right, power, remedy or claim under this Agreement.
(j)    No Petition. Each of OLS and HLSS, by entering into this Agreement, agrees that it will not at any time prior to the date which is one year and one day, or, if longer, the applicable preference period then in effect, after the payment in full of all of the Notes, institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer of, Insolvency Proceedings or other similar proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes or this Agreement, or cause the Depositor or the Issuer to commence any reorganization, bankruptcy proceedings, or Insolvency Proceedings under any applicable state or federal law, including without limitation any readjustment of debt, or marshaling of assets or liabilities or similar proceedings. This Section 14(j) shall survive termination of this Agreement.
(k)    WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN AN LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
[Signature Pages Follow]

i

IN WITNESS WHEREOF, the parties hereto have caused this Receivables Sale Agreement to be duly executed as of the date first above written.

OCWEN LOAN SERVICING, LLC

By:	/s/ Michael R. Bourque, Jr.
Name:	Michael R. Bourque, Jr.
Title:	President and Chief Executive Officer

[NRZ ADVANCE RECEIVABLES TRUST 2015-ON1 – Receivables Sale Agreement]

HLSS HOLDINGS, LLC

By:	/s/ Cameron MacDougall
Name:	Cameron MacDougall
Title:	Secretary

[NRZ ADVANCE RECEIVABLES TRUST 2015-ON1 – Receivables Sale Agreement]

NRZ ADVANCE FACILITY TRANSFEROR 2015-ON1 LLC

By:	/s/ Cameron MacDougall
Name:	Cameron MacDougall
Title:	Secretary

Schedule 1-A

ASSIGNMENT OF ADVANCE RECEIVABLES
Dated as of [__], 2015
This Assignment of Advance Receivables (this “Assignment”) is a schedule to and is hereby incorporated by this reference into a certain Receivables Sale Agreement (the “Agreement”), dated as of August 28, 2015, by and among Ocwen Loan Servicing, LLC, a Delaware limited liability company, as initial receivables seller (prior to the respective MSR Transfer Dates), as subservicer (on and after the respective MSR Transfer Dates) and as servicer (prior to the respective MSR Transfer Dates) (“OLS”), HLSS Holdings, LLC, a Delaware limited liability company, as receivables seller and as servicer (on and after the respective MSR Transfer Dates) (“HLSS”), and NRZ Advance Facility Transferor 2015-ON1 LLC, a Delaware limited liability company (the “Depositor”). All capitalized terms used herein shall have the meanings set forth in, or referred to in, the Agreement.
By its signature to this Assignment, OLS hereby sells, assigns, transfers and conveys to HLSS and its assignees, without recourse, but subject to the terms of the Agreement, all of its right, title and interest in, to and under its rights to reimbursement of the OLS Receivables arising under each Designated Servicing Agreement listed on Attachment A attached hereto, which OLS Receivables are existing on the date of this Assignment and any OLS Receivables arising under each Designated Servicing Agreement listed on Attachment A, on or before the related Receivables Sale Termination Date, together with any OLS Transferred Assets related to such OLS Receivables, pursuant to the terms of the Agreement, and HLSS hereby accepts such sale, assignment, transfer and conveyance and agrees to transfer to OLS, as receivables seller, the related consideration therefor, as set forth in the Agreement.

[Signature page follows]

OCWEN LOAN SERVICING, LLC

By:
Name:
Title:

HLSS HOLDINGS, LLC

By:
Name:
Title:

[NRZ Advance Receivables Trust 2015-ON1 - Signature Page to Schedule 1A to Receivables Sale Agreement - Assignment of Advance Receivables]
Attachment A to Schedule 1-A

DESIGNATED SERVICING AGREEMENTS RELATED TO THE AGGREGATE RECEIVABLES
Schedule 1-B

ASSIGNMENT OF RECEIVABLES
Dated as of [__], 2015
This Assignment of Receivables (this “Assignment”) is a schedule to and is hereby incorporated by this reference into a certain Receivables Sale Agreement (the “Agreement”), dated as of August 28, 2015, by and among Ocwen Loan Servicing, LLC, a Delaware limited liability company, as initial receivables seller (prior to the respective MSR Transfer Dates), as subservicer (on and after the respective MSR Transfer Dates) and as servicer (prior to the respective MSR Transfer Dates) (“OLS”), HLSS Holdings, LLC, a Delaware limited liability company, as receivables seller and as servicer (on and after the respective MSR Transfer Dates) (“HLSS”), and NRZ Advance Facility Transferor 2015-ON1 LLC, a Delaware limited liability company (the “Depositor”). All capitalized terms used herein shall have the meanings set forth in, or referred to in, the Agreement.
By its signature to this Assignment, HLSS hereby sells and/or contributes, assigns, transfers and conveys to the Depositor and its assignees, without recourse, but subject to the terms of the Agreement, all of its right, title and interest in, all of its right, title and interest in, to and under its rights to reimbursement for Receivables (other than any Existing Receivables) arising under each Designated Servicing Agreement listed on Attachment A attached hereto, existing on the date of this Assignment and any Receivables arising under each Designated Servicing Agreement listed on Attachment A, on or before the related Receivables Sale Termination Date, together with the other Transferred Assets related to such Receivables described in Section 2(a) of the Agreement, and Depositor hereby accepts such sale, assignment, transfer and conveyance and agrees to transfer to HLSS, as receivables seller, the related consideration therefor, as set forth in the Agreement.

[Signature page follows]

HLSS HOLDINGS, LLC

By:
Name:
Title:

NRZ ADVANCE FACILITY TRANSFEROR 2015-ON1 LLC

By:
Name:
Title:

[NRZ Advance Receivables Trust 2015-ON1 - Signature Page to Schedule 1-B to Receivables Sale Agreement - Assignment of Receivables]
Attachment A to Schedule 1-B

DESIGNATED SERVICING AGREEMENTS RELATED TO THE AGGREGATE RECEIVABLES

EXHIBIT A

FORM OF SUBORDINATED NOTE

THIS SUBORDINATED NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAW, AND MAY NOT BE DIRECTLY OR INDIRECTLY OFFERED OR SOLD OR OTHERWISE DISPOSED OF BY THE OWNER HEREOF UNLESS SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE ACT AND SUCH STATE LAWS, AND WILL NOT BE A “PROHIBITED TRANSACTION” UNDER THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”). BY ACCEPTANCE OF THIS SUBORDINATED NOTE, THE HOLDER AGREES TO BE BOUND BY ALL THE TERMS OF THE RECEIVABLES SALE AGREEMENT.

August 28, 2015

FOR VALUE RECEIVED, the undersigned, NRZ Advance Facility Transferor 2015-ON1 LLC, a Delaware limited liability company (the “Depositor”), promises to pay to the order of HLSS Holdings, LLC, a Delaware limited liability company (the “Seller”), on the Payment Date in August 2019 (the “Maturity Date”) the aggregate unpaid principal amount of all amounts loaned hereunder pursuant to Section 2(c) of that certain Receivables Sale Agreement, dated as of August 28, 2015 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the “Receivables Sale Agreement”), among the Seller, Ocwen Loan Servicing, LLC, HLSS Holdings, LLC and the Depositor, together with any and all accrued and unpaid interest on all amounts loaned hereunder.
Interest will accrue on the average daily balance of the unpaid principal amount of all amounts loaned hereunder for each day from the date such loan amounts are made until they become due and or are paid in full, at a rate per annum equal to the sum of (i) the LIBOR Rate (as defined below) and (ii) a spread designated as such in writing by the Seller to the Depositor from time to time (the “Spread”). Interest will be computed on the basis of a 360-day year and paid for the actual number of days elapsed (including the first but excluding the last day). Should any principal of, or accrued interest on, any amounts loaned hereunder not be paid when due, such amount will bear interest from its due date until paid in full, at a rate per annum equal to the sum of (i) the LIBOR Rate, (ii) the Spread and (iii) 1.00%. Interest shall be payable on the unpaid principal balance of this note (this “Subordinated Note”) commencing on August 15, 2015 and continuing on the 15th day of each month. With respect to any such 15th day that is not a Business Day, the interest payment otherwise due on such 15th day shall be due on the next subsequent day that is a Business Day.
For the purposes of this Subordinated Note, “LIBOR Rate” shall mean the offered rate for one-month U.S. dollar deposits as such rate appears on Reuters Screen LIBOR01 Page (as defined in the International Swaps and Derivatives Association, Inc. 2000 Definitions) or such other page as may replace Reuters Screen LIBOR01 Page as of 11:00 a.m. (London time) on such date; provided that if such rate does not appear on Telerate Page 3750, the rate for such date will be determined on the basis of the rates at which one-month U.S. dollar deposits are offered by leading banks engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Bloomberg Screen US0001M Index Page on the date in question and (iii) which have been designated as such by the Calculation Agent (as defined below) (after consultation with the Administrative Agent) (as defined below) and are able and willing to provide such quotations to the Calculation Agent for such date (the “Reference Banks”) at approximately 11:00 a.m. (London time) on such date to prime banks in the London interbank market. In such event, the Seller will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Seller, at approximately 11:00 a.m. (New York City time) on such date for one-month U.S. dollar loans to leading European banks.
Unless plainly wrong, the computer records of the holder hereof shall on any day conclusively evidence the unpaid balance of this Subordinated Note and its advances and payments history posted up to that day. All loans and advances and all payments and permitted prepayments made hereon may be (but are not required to be) set forth by or on behalf of such holder on the schedule which is attached hereto or otherwise recorded in such holder’s computer or manual records; provided, that any failure to make notation of any principal advance or accrual of interest shall not cancel, limit or otherwise affect Depositor’s obligations or any of such holder’s rights with respect to that advance or accrual. Unless otherwise defined, capitalized terms used herein have the meanings provided in or specified in accordance with the Receivables Sale Agreement.
The obligation of the Depositor to pay the principal of, and interest on, all loans and advances on this Subordinated Note shall be absolute and unconditional, shall be binding and, to the fullest extent permitted by law, enforceable in all circumstances whatsoever and shall not be subject to setoff, recoupment or counterclaim; provided, however, that the Depositor shall only be obligated to pay principal and interest on this Subordinated Note from cash actually received by the Depositor from distributions on the Receivables after payment of all amounts due the Noteholder under the Indenture, dated as of August 28, 2015, among NRZ Advance Receivables Trust 2015-ON1 (the “Issuer”), Deutsche Bank National Trust Company, as indenture trustee, calculation agent, paying agent and securities intermediary, Ocwen Loan Servicing, LLC, as Servicer (prior to the respective MSR Transfer Dates) and as Subservicer, HLSS Holdings, LLC, as Administrator and as Servicer (on and after the respective MSR Transfer Dates), and Credit Suisse AG, New York Branch, as Administrative Agent.
Depositor may prepay at any time, without penalty or fee, the principal or interest outstanding hereunder or any portion of such principal or interest. Payments of both principal and interest are to be made in lawful money of the United States of America in same day or immediately available funds.
The Seller hereby agrees, prior to the date that is 367 days after the Maturity Date, not to acquiesce, petition, or invoke the process of any court or government authority (or to encourage or cooperate with others) for the purpose of commencing or sustaining a case against the Seller under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of or for the Seller or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Seller. The foregoing shall not limit the rights of the Depositor to file any claim in, or to otherwise take any action with respect to, any insolvency proceeding instituted against the Seller by any other unaffiliated entity.
Notwithstanding anything contained herein to the contrary, to the extent that the Seller is deemed to have any interest in any assets of the Depositor, the Seller agrees that its interest in those assets is subordinate to claims or rights of all other creditors of the Depositor. The Seller agrees that this Subordinated Note constitutes a subordinated note for purposes of Section 510(a) of the United States Bankruptcy Code, as amended from time to time (11 U.S.C. §§ 101 et seq.).
As set forth in Section 2(c) of the Receivables Sale Agreement, the Depositor hereby represents and warrants as of each loan and advance made hereon that at the time of (and immediately after) each loan and advance made hereunder, (i) the Depositor’s total assets exceed its total liabilities both before and after the sale transaction, (ii) the Depositor’s cash on hand is sufficient to satisfy all of its current obligations (other than its obligations under this Subordinated Note and the obligation to pay the Purchase Price), (iii) the Depositor is adequately capitalized at a commercially reasonable level and (iv) the Depositor has determined that its financial capacity to meet its financial commitment under the Subordinate Loan and this Subordinated Note is adequate. Each loan or advance made hereunder by the Seller to the Depositor is subject to the accuracy of the representations and warranties herein made on the part of the Depositor.
This Subordinated Note is the Subordinated Note referred to in, and evidences indebtedness incurred under, the Receivables Sale Agreement, and the holder hereof is entitled to the benefits of the Receivables Sale Agreement. Upon and subject to the terms and conditions of the Receivables Sale Agreement, Depositor may borrow, repay and reborrow against this note under the circumstances, in the manner and for the purposes specified in the Receivables Sale Agreement and this Subordinated Note, but for no other purposes. All parties hereto, whether as makers, endorsers or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.
THIS SUBORDINATED NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS.
[Signature Page Follows]

NRZ ADVANCE FACILITY TRANSFEROR 2015-ON1 LLC

By:_________________________________
Name:
Title:

[NRZ ADVANCE RECEIVABLES TRUST 2015-ON1 – Receivables Sale Agreement]